Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of March 17, 2022

by and among

Vickers Vantage Corp. I,

Vantage Merger Sub Inc.,

and

Scilex Holding Company

i

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Execution Version

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of March 17, 2022 (the “Signing Date”), is made and entered into by and among Vickers Vantage Corp. I, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing, “Parent”), Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub”), and Scilex Holding Company, a Delaware corporation (the “Company”).

W I T N E S E T H :

WHEREAS, the Company is a subsidiary of Sorrento Therapeutics, Inc. (“Sorrento”), which is a publicly owned company listed on Nasdaq and is in the business of the development and commercialization of non-opioid pain management products (the “Business”);

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, prior to the Effective Time and subject to the conditions of this Agreement, Parent shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”) and the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, concurrently with the Domestication, Parent shall file a certificate of incorporation with the Secretary of State of Delaware and adopt bylaws in the forms attached as Exhibit A and Exhibit B, respectively, with such changes as may be agreed in writing by Parent and the Company (such certificate of incorporation, the “Parent Certificate of Incorporation,” and such bylaws, the “Parent Bylaws”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, each Sponsor has executed and delivered to the Company a support agreement (the “Sponsor Support Agreement”) pursuant to which each such Sponsor and certain directors and officers of Parent have agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, prior to the Closing, Parent will execute employment agreements with certain executives of the Company to be effective as of, and contingent upon, consummation of the Merger (the “Executive Employment Agreements”);

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Sorrento has executed and delivered to the Company a support agreement (the “Stockholder Support Agreement”) pursuant to which Sorrento has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, following the Domestication, the parties hereto desire to effect a merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL;

WHEREAS, the board of directors of the Company has approved this Agreement and the documents contemplated hereby, declared that the Merger and the other transactions contemplated by this Agreement and the documents contemplated hereby are fair and advisable to, and in the best interests of, the Company and the Stockholders and recommended the approval and adoption of this Agreement by the Stockholders;

WHEREAS, the board of directors of Parent has approved this Agreement and the documents contemplated hereby, declared that, the Merger and the other transactions contemplated by this Agreement and the documents contemplated hereby are fair and advisable to, and in the best interests of, Parent and its shareholders and recommended the approval and adoption of this Agreement by its shareholders;

WHEREAS, the board of directors of Merger Sub has approved this Agreement and the documents contemplated hereby, declared that the Merger and the other transactions contemplated by this Agreement and the documents contemplated hereby are fair and advisable to, and in the best interests of, Merger Sub and its sole stockholder and recommended the approval and adoption of this Agreement by its sole stockholder; and

WHEREAS, at the Closing, Parent, certain shareholders of Parent and Sorrento (in its capacity as a Stockholder) will enter into an Amended and Restated Registration Rights Agreement with Parent (the “Registration Rights Agreement”) in the form attached hereto as Exhibit C (with such changes as may be agreed in writing by Parent and the Company), which will, among other things, govern the registration of certain Domesticated Parent Common Shares for resale and also govern restrictions on transfer of certain Domesticated Parent Common Shares and which shall be effective as of the Closing.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in the preamble shall have the respective meanings ascribed thereto, and following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action (including any legal action seeking injunctive relief), suit, claim, investigation, hearing or Proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2 “Additional Agreements” mean the Executive Employment Agreements, the Registration Rights Agreement, the Sponsor Support Agreement, the Stockholder Support Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the Transactions.

1.3 “Additional Parent Parties SEC Documents” has the meaning set forth in Section 6.14(a).

1.4 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.5 “Affiliate Transaction” has the meaning set forth in Section 5.31.

1.6 “Alternative Transaction” has the meaning set forth in Section 7.3.

1.7 “Anti-Corruption Laws” has the meaning set forth in Section 5.27(a).

1.8 “Antitrust Laws” has the meaning set forth in Section 7.18(a).

1.9 “Applicable Per Share Merger Consideration” has the meaning set forth in Section 4.1(a).

1.10 “Applicable Taxes” mean “Applicable Taxes” as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under comparable state or local tax Applicable Law).

1.11 “Applicable Wages” mean Applicable Wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under comparable state or local tax Applicable Law).

1.12 “Audited 2020/2021 Financial Statements” has the meaning set forth in Section 7.6(a).

1.13 “Benefit Arrangements” has the meaning set forth in Section 5.18(c).

1.14 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.15 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.16 “Cayman Companies Act” means The Companies Act (2022 Revision) of the Cayman Islands.

1.17 “Cayman Registrar” has the meaning set forth in Section 2.1.

1.18 “Certificate of Domestication” has the meaning set forth in Section 2.1.

1.19 “Certificate of Merger” has the meaning set forth in Section 3.2.

1.20 “Closing” has the meaning set forth in Section 3.2.

1.21 “Closing Date” has the meaning set forth in Section 3.2.

1.22 “Closing Statement” has the meaning set forth in Section 4.5(a).

1.23 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

1.24 “Company Common Shares” means the shares of common stock, par value $0.0001 per share, as existing as of the date hereof and immediately prior to the Effective Time.

1.25 “Company Disclosure Schedules” has the meaning set forth in the preamble to Article V.

1.26 “Company Group” shall have the meaning set forth in Section 10.20(b).

1.27 “Company Incentive Plan” means the Company’s 2017 Stock Option Plan or 2019 Stock Option Plan.

1.28 “Company Leases” has the meaning set forth in Section 5.21(b).

1.29 “Company Material Adverse Effect” means  any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to (a) have a material adverse effect on the financial condition, business, operations or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevent, materially delay or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement, including the Merger; provided, however, in determining whether a “Company Material Adverse Effect” has occurred pursuant to clause (a) of the definition hereof, none of the following changes, events, effects or occurrences shall be taken into account: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Parent Parties; (vi) any matter of which any Parent Party is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God, including any hurricane, tornado, flood, earthquake, tsunami, mudslides, wild fire, epidemic, pandemic (including COVID-19); or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), unless any such any change, event, effect or occurrence (other than those set forth in the preceding clauses (v), (vi), (viii) and (x)), shall have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to comparable companies in the same industry.

1.30 “Company Options” means all outstanding options to purchase Company Common Shares issued pursuant to a Company Incentive Plan.

1.31 “Company Preferred Shares” has the meaning set forth in Section 5.5(a).

1.32 “Company Stockholder Written Consent” shall have the meaning set forth in Section 7.21.

1.33 “Computer Systems” has the meaning specified in Section 5.32(a)(v).

1.34 “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, and similar instruments, oral or written, in each case, that is legally binding.

1.35 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

1.36 “COVID-19” means SARS-CoV-2 or COVID-19, and any variants thereof or related or associated epidemics, pandemic or disease outbreaks.

1.37 “COVID-19 Law” shall mean the CARES Act, the Families First Coronavirus Response Act of 2020 or any other Law intended to address the consequences of COVID-19.

1.38 “D&O Indemnified Persons” has the meaning set forth in Section 7.13(a).

1.39 “D&O Tail Insurance” has the meaning set forth in Section 7.13(b).

1.40 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Underwriting Agreement dated January 6, 2021 by and between Parent and Maxim Group LLC, as amended on March 16, 2022 (such agreement, as so amended, is referred to as the “Amended Underwriting Agreement.”.

1.41 “DGCL” has the meaning set forth in the Recitals.

1.42 “Disclosure Schedules” has the meaning set forth in Section 10.19.

1.43 “Dissenting Shares” has the meaning set forth in Section 4.1(b).

1.44 “Dissenting Stockholders” has the meaning set forth in Section 4.1(b).

1.45 “Domesticated Parent Common Share” has the meaning set forth in Section 2.1.

1.46 “Domesticated Parent Option” has the meaning set forth in Section 4.2.

1.47 “Domesticated Parent Unit” has the meaning set forth in Section 2.1.

1.48 “Domesticated Parent Warrant” has the meaning set forth in Section 2.1.

1.49 “Domestication” has the meaning set forth in the Recitals.

1.50 “EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.

1.51 “Effective Time” has the meaning set forth in Section 3.2.

1.52 “Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.53 “ERISA” has the meaning set forth in Section 5.18(c).

1.54 “ERISA Affiliate” has the meaning set forth in Section 5.18(f).

1.55 “ESPP” means Parent’s customary employee stock purchase plan, to be approved at the Parent Special Meeting in substantially the form attached hereto as Exhibit D, with any changes or modifications thereto as the parties may mutually agree upon (such agreement not be unreasonably withheld, conditions or delayed by any party).

1.56 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.57 “Exchange Ratio” means an amount equal to the quotient of (a) the number of shares constituting the Merger Consideration, divided by (b) the sum of the number of (i) Company Common Shares issued and outstanding as of immediately prior to the Effective Time (other than any such shares held in treasury), plus (ii) shares of common stock issuable upon, or subject to, the settlement of Company Options outstanding as of immediately prior to the Effective Time.

1.58 “Executive Employment Agreements” has the meaning set forth in the Recitals.

1.59 “Excluded Shares” has the meaning set forth in Section 4.1(d).

1.60 “Export Control Laws” has the meaning set forth in Section 5.27(a).

1.61 “Extension Amendment” has the meaning set forth in Section 7.26(a).

1.62 “Extension Date” has the meaning set forth in Section 7.26(a).

1.63 “FCPA” has the meaning set forth in Section 5.26.

1.64 “FDA” means the U.S. Food and Drug Administration.

1.65 “Financial Statements” has the meaning set forth in Section 5.9(a).

1.66 “Fraud” means intentional common law fraud under Delaware law by a party to this Agreement with respect to the making of the representations and warranties hereunder (excluding constructive fraud, equitable fraud, unfair dealings fraud, promissory fraud or negligent misrepresentation or omission or any form of fraud based on recklessness).

1.67 “Governmental Authority” means any United States or non-United States government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States government or governmental authority or any political subdivision thereof, (iii) any United States or non-United States regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

1.68 “Government Official” means, collectively, any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority or public international organization, any political party or official thereof and any candidate for political office.

1.69 “Hazardous Material” means any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant or words of similar import.

1.70 “Hazardous Material Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.71 “Health Care Laws” means any and all Laws of any Governmental Authority pertaining to health regulatory matters applicable to the business of the Company, including (a) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (the “FDC Act”) (b) requirements of Law relating to the manufacturing, labeling, packaging, marketing, sale, storage or distribution of drugs or medical devices, including laws governing license requirements for any of the foregoing activities; (c) Laws pertaining to Fraud and abuse (including the following Laws: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil False Claims Act (31 U.S.C. § 3729 et seq.) and the Criminal False Claims Act (18 U.S.C.§ 287); the Stark Law (31 U.S.C.§ 3729 et seq.) Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (d) the coverage and reimbursement provisions of Medicare, Medicaid, TRICARE or Health Care Program; and (e) any other Law or regulation of any Governmental Authority which regulates kickbacks, patient or Health Care Program reimbursement, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company.

1.72 “Health Care Program” has the meaning set forth in Section 5.28(a)(viii).

1.73 “HIPAA” has the meaning set forth in the definition of “Privacy Laws.”

1.74 “HSR Act” means The Hart–Scott–Rodino Antitrust Improvements Act of 1976.

1.75 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all obligations of such Person under leases to be accounted for as capital leases under U.S. GAAP (as defined below) and (f) all obligations of the type referred to in clauses (a) through (e) of this definition of any Person (including through guarantees) the payment of which such Person is responsible, including those secured by (or for which the beneficiary of such obligations has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed.

1.76 “Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b)  discoveries, inventions, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, validations, and other extensions of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto.; and (h) social media accounts, and all content contained therein.

1.77 “Intended Tax Treatment” has the meaning specified in Section 3.6.

1.78 “International Trade Control Laws” has the meaning set forth in Section 5.27(a).

1.79 “Inventory” is defined in the UCC.

1.80 “Investment Management Trust Agreement” means the investment management trust agreement made as of January 6, 2021 by and between the Parent and the Trustee as amended as contemplated by Section 8.3(k),.

1.81 “IPO” means the initial public offering of Parent pursuant to a prospectus dated January 6, 2021.

1.82 “IRS” means the U.S. Internal Revenue Service.

1.83 “IT Provider” has the meaning set forth in Section 5.16(i).

1.84 “Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

1.85 “L&L” means Loeb & Loeb LLP.

1.86 “Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Governmental Authority, including rule or regulation promulgated thereunder.

1.87 “Leases” all leases, subleases, occupancy agreements and licenses for Real Property.

1.88 “Letter of Transmittal” has the meaning set forth in Section 4.3(a).

1.89 “Liabilities” means any and all Liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

1.90 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.91 “Material Contracts” has the meaning set forth in Section 5.13(a).

1.92 “Merger Consideration” means a number of Domesticated Parent Common Shares equal to the quotient of (a) the sum of (i) $1,500,000,000, minus (ii) the Specified Indebtedness Amount set forth in the Closing Statement; divided by (b) $10.00.

1.93 “Merger Sub” has the meaning set forth in the Recitals.

1.94 “Merger Sub Common Shares” has the meaning set forth in Section 6.7(b).

1.95 “Nasdaq” means the electronic dealer quotation system owned and operated by The Nasdaq Stock Market, LLC.

1.96 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

1.97 “Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

1.98 “Outside Date” has the meaning set forth in Section 9.1(d)(i).

1.99 “Outstanding Company Expense Amount” has the meaning set forth in Section 4.5(a).

1.100 “Outstanding Parent Expense Amount” has the meaning set forth in Section 4.5(a).

1.101 “Owned Intellectual Property” has the meaning set forth in Section 5.16(a).

1.102 “Pandemic Measures” means any “shelter-in-place,” “stay at home,” workforce reduction, furlough, employee time off, employee leave, social distancing, shut down, closure, sequester, business or workplace reopening, or other conditions, restrictions or requirements pursuant to any Law, Order, or directive of or by the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration or the Equal Employment Opportunity Commission, or any other Governmental Authority, in connection with or in respect to COVID-19.

1.103 “Parent Bylaws” has the meaning set forth in the Recitals.

1.104 “Parent Certificate of Incorporation” has the meaning set forth in the Recitals.

1.105 “Parent Disclosure Schedules” has the meaning set forth in the preamble to Article VI.

1.106 “Parent Group” shall have the meaning set forth in Section 10.20(a).

1.107 “Parent Incentive Plan” means the equity and other incentive plan for certain employees of Parent and its Subsidiaries, to be agreed by the parties within sixty (60) days after the Signing Date and to be effective as of the Closing, in substantially the form attached hereto as Exhibit E.

1.108 “Parent Material Adverse Effect” means  any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to (a) have a material adverse effect on the financial condition, business, operations or results of operations of the Parent Parties, taken as a whole, or (b)  prevent, materially delay or materially impede the ability of any Parent Party to consummate the transactions contemplated by this Agreement, including the Merger; provided, however, in determining whether a “Parent Material Adverse Effect” has occurred pursuant to cause (a) of the definition hereof, none of the following changes, events, effects or occurrences shall be taken into account: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Parent operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; (vi) any matter of which any Parent Party is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God, including any hurricane, tornado, flood, earthquake, tsunami, mudslides, wild fires, epidemics, pandemics (including COVID-19); or (x) any failure by Parent to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), unless any such any change, event, effect or occurrence (other than those set forth in the preceding clauses (v), (vi), (viii) and (x)), shall have a disproportionate effect on the Parent Parties, taken as a whole, as compared to comparable companies in the same industry.

1.109 “Parent Ordinary Shares” has the meaning set forth in Section 2.1.

1.110 “Parent Parties” means Parent and Merger Sub collectively, and “Parent Party” refers to any one of them.

1.111 “Parent Parties Financial Statements” has the meaning set forth in Section 6.14(b).

1.112 “Parent SEC Documents” has the meaning set forth in Section 6.14(a).

1.113 “Parent Shareholder Approval Matters” shall have the meaning set forth in Section 7.22(a).

1.114 “Parent Special Meeting” has the meaning set forth in Section 7.22(a).

1.115 “Parent Warrants” has the meaning set forth in Section 2.1.

1.116 “Parent Unit” has the meaning set forth in the Section 2.1.

1.117 “Permits” has the meaning set forth in Section 5.14.

1.118 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Parent Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, (C) that are not resulting from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law, and (D) the Liens set forth on Schedule 1.117; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP).

1.119 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.120 “Personal Data” means, with respect to any natural Person, information that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or any similar term under any applicable Privacy Laws.

1.121 “PH” has the meaning set forth in Section 10.20(b).

1.122 “Policies” has the meaning set forth in Section 5.30(a).

1.123 “Privacy Laws” means all applicable United States state and federal Laws relating to privacy, personal data breach notification and protection of Personal Data and/or Protected Health Information, including, as applicable, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); and the Health Information Technology for Economic and Clinical Health Act.

1.124 “Privacy Policy” has the meaning set forth in Section 5.32(b).

1.125 “Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

1.126 “Prohibited Party” has the meaning set forth in Section 5.27(b).

1.127 “Prospectus” shall have the meaning set forth in Section 7.22(a).

1.128 “Protected Health Information” has the meaning set forth at 45 C.F.R. § 160.103, including all such information in electronic form.

1.129 “Proxy Statement/Prospectus” has the meaning specified in Section 7.22(a).

1.130 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.131 “Registration Rights Agreement” has the meaning set forth in the Recitals.

1.132 “Registration Statement” shall have the meaning set forth in Section 7.22(a).

1.133 “Related Party” has the meaning set forth in Section 5.13(c).

1.134 “Representatives” has the meaning set forth in Section 5.33.

1.135 “Required Parent Shareholder Approval” has the meaning set forth in Section 8.1(c).

1.136 “Requisite Company Vote” has the meaning set forth in Section 5.2.

1.137 “Sanctions Laws” has the meaning set forth in Section 5.27(a).

1.138 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.139 “Scheduled Intellectual Property” has the meaning set forth in Section 5.16(a).

1.140 “SEC” means the Securities and Exchange Commission.

1.141 “Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company, including Personal Data.

1.142 “Securities Act” means the Securities Act of 1933, as amended.

1.143 “Share Certificates” has the meaning set forth in Section 4.3(a).

1.144 “Specified Indebtedness Amount” means, as of immediately prior to the Closing on the Closing Date, the aggregate amount owed by the Company in respect of (a) those certain senior secured notes due 2026 issued under that certain Indenture, dated as of September 7, 2018, by and among Scilex Pharmaceuticals Inc., as the issuer, Sorrento, as the parent guarantor, and U.S. Bank National Association, as trustee and collateral agent, as amended from time to time; and (b) all other Indebtedness of the type set forth in clauses (a) and (b) in the definition of Indebtedness above of the Company and any of its Subsidiaries other than such Indebtedness owed to Sorrento.

1.145 “Sponsor” means each of Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd, each a Singapore company, and are collectively referred to as the “Sponsors”.

1.146 “Sponsor Support Agreement” has the meaning set forth in the Recitals.

1.147 “Standards Body” has the meaning set forth in Section 5.16(h).

1.148 “Stockholder” means each holder of Company Common Shares, and “Stockholders” refers to all of them collectively.

1.149 “Stockholder Support Agreement” has the meaning set forth in the Recitals.

1.150 “Subsidiary” or “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

1.151 “Surviving Corporation” has the meaning set forth in Section 3.1.

1.152 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

1.153 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.154 “Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.155 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.156 “Transaction Expenses” means, with respect to any party, all transaction expenses, including the out-of-pocket expenses incurred by each party and each party’s officers, directors, or their Affiliates, in connection with identifying, investigating and consummating a business combination (including any expenses and additional contribution(s) to the Trust in connection with obtaining shareholder approval, if necessary, in respect of any Extension Amendment) and fees of all attorneys, accountants and financial advisors of such party due or otherwise earned upon the Closing.

1.157 “Trust Account” has the meaning set forth in Section 6.9.

1.158 “Trust Fund” has the meaning set forth in Section 6.9.

1.159 “Trustee” has the meaning set forth in Section 6.9.

1.160 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.161 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.162 “Warrant Agreement” means that certain Warrant Agreement, dated as of January 6, 2021, by and between Parent and Continental Stock Transfer & Trust Company, a New York limited purpose trust company.

1.163 “Willful Breach” means a party’s material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an intentional act or failure to act undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, or making of such representation or warranty, would result in such breach.

1.164 “$” means U.S. dollars, the legal currency of the United States.

ARTICLE II
DOMESTICATION

2.1 Domestication.  Subject to receipt of the Required Parent Shareholder Approval, prior to the Effective Time, Parent shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a certificate of domestication with respect to the Domestication, in form and substance reasonably acceptable to the parties (the “Certificate of Domestication”), together with the Parent Certificate of Incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL Law, (b) completing and making and procuring all those filings required to be made with the Cayman Registrar under the Companies Law (2018 Revision) (the “Cayman Registrar”) in connection with the Domestication, and (c) obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law. The Certificate of Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any shareholders of Parent, (i) each then issued and outstanding ordinary share, $0.0001 par value, of Parent (a “Parent Ordinary Share”) will convert automatically, on a one-for-one basis, into a share of common stock par value $0.0001, per share of Parent (a “Domesticated Parent Common Share”); (ii)  each then issued and outstanding warrant of Parent (a “Parent Warrant”) will convert automatically into a warrant to acquire one Domesticated Parent Common Share (a “Domesticated Parent Warrant”), pursuant to the Warrant Agreement; and (iv) each then issued and outstanding unit of Parent comprised of one Parent Ordinary Share, one-half of a Parent Warrant (a “Parent Unit”) shall convert automatically into a unit of Parent, with each such unit representing one Domesticated Parent Common Share and one-half of one Domesticated Parent Warrant (a “Domesticated Parent Unit”). For U.S. federal income tax purposes, the Domestication is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Parent hereby (i) adopts this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agrees to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations with respect to the Domestication, and (iii) agrees to file all Tax and other informational returns on a basis consistent with such characterization, except if otherwise required by a “determination” within the meaning of Code Section 1313. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Domestication as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Domestication has or may have on any such reorganization status. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for any adverse Tax consequences that may result if the Domestication is determined not to qualify as a reorganization under Section 368 of the Code.

ARTICLE III
MERGER

3.1 Merger. Upon and subject to the terms and conditions set forth in this Agreement, and following the Domestication, on the Closing Date (as defined in Section 3.2), in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) under the DGCL and become a wholly owned subsidiary of Parent.

3.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article IX, the closing of the Merger (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in Article VIII that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and the Parent Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, Merger Sub and the Company shall execute a certificate of merger (the “Certificate of Merger”) in form and substance acceptable to Parent and the Company, and the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Delaware Secretary of State, all in accordance with the provisions of the DGCL. The Merger shall become effective at the time when the Certificate of Merger is accepted by the Delaware Secretary of State, or at such later time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger, in accordance with the DGCL (the “Effective Time”). For the avoidance of doubt, the Closing shall occur after the effectiveness of the Domestication.

3.3 Directors and Officers.

(a)   The (i) officers of the Company as of immediately prior to the Effective Time, shall be the officers of the Surviving Corporation from and after the Effective Time, and (ii) the directors of the Company as of immediately after the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, in each case, to hold office in accordance with the Organizational Documents of the Surviving Corporation.

(b)   Immediately after the Closing, Parent’s board of directors shall consist of five (5) directors, three (3) of whom will be designated by the Company (including one director who shall satisfy the Nasdaq independence requirements), and two (2) of whom will be independent directors to be designated by the Company and agreed to by Parent prior to the Closing.

3.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation.

3.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. (a) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of Merger Sub shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law.

(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.

(c) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Shares on the records of the Company.

3.6 Section 368 Reorganization. For U.S. Federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). Each party hereto shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment (which shall include using reasonable best efforts to not take any action which may reasonably be expected to prevent such qualification). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations with respect to the Merger, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization, except if otherwise required by a “determination” within the meaning of Code Section 1313. Each of the parties hereto agrees to promptly notify all other parties hereto of any challenge to the Intended Tax Treatment by any Governmental Authority. Each of the parties acknowledges and agrees that each has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement.

ARTICLE IV
CONSIDERATION

4.1 Conversion of Shares.

(a) Conversion of Company Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent the Merger Sub, the Company or the Stockholders, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares, each as defined below) shall be canceled and automatically converted into the right to receive, without interest, a number of Domesticated Parent Common Shares equal to the Exchange Ratio (the “Applicable Per Share Merger Consideration”).

(b) Dissenting Shares; Appraisal Rights. Each Company Common Share (the “Dissenting Shares”) owned by Stockholders who have validly exercised and not effectively withdrawn or lost their appraisal rights in connection with the Merger pursuant to Section 262 of the DGCL (the “Dissenting Stockholders”) shall not be converted into a right to receive a portion of the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL, unless and until such Dissenting Stockholder effectively waives, withdraws its demand for, or otherwise loses his, her or its appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares; provided, however, if, after the Effective Time, such Stockholder fails to perfect, waives, withdraws, or loses his, her or its appraisal rights pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Company Common Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 4.1(a), without interest thereon.

(c) Conversion of Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Merger Sub, the Company or the Stockholders, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into a share of common stock, par value $0.0001 of the Surviving Corporation. Each certificate evidencing ownership of shares of capital stock of Merger Sub shall, as of the Effective Time, evidence ownership of shares of common stock of the Surviving Corporation.

(d) Treatment of Certain Company Shares. At the Effective Time, all Company Common Shares that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof.

(e) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Surrender of Certificates. All securities issued upon the surrender of Company Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

(g) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Common Share shall have been lost, stolen or destroyed, Parent shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

(h) Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Parent Ordinary Shares into a different number, class or series, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide to the holders of Company Common Shares and Company Options the same economic effect as contemplated by this Agreement without giving effect to such event; provided, however, that this sentence shall not be construed to permit Parent, Merger Sub or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

4.2 Treatment of Company Options. As of the Effective Time, each Company Option that is then outstanding shall be converted into the right to receive an option relating to Domesticated Parent Common Shares upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, a “Domesticated Parent Option”) except that (i) such Domesticated Parent Option shall relate to that whole number of Domesticated Parent Common Shares (rounded down to the nearest whole share) equal to the number of Company Common Shares subject to such Company Option, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Domesticated Parent Common Shares shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent); provided, however, that the conversion of the Company Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Company Options for purposes of Section 409A or Section 424 of the Code.

4.3 Payment of Merger Consideration.

(a) Share Exchange Procedures. At or after the Closing, as soon as reasonably practicable after each Stockholder surrenders to Parent the certificates evidencing such Stockholder’s Company Common Shares to the extent certificated (collectively, for purposes of this Section 4.3, the “Share Certificates”) for cancellation, together with a completed and executed Letter of Transmittal substantially in the form agreed to between Parent and the Company (the “Letter of Transmittal”): (i) Parent shall cause to be issued to such Stockholder the Applicable Per Share Merger Consideration such Stockholder has the right to receive in connection with the Merger pursuant to Section 4.1 and (ii) the Share Certificate, if any, so surrendered shall forthwith be cancelled. If a transfer of ownership of a Stockholder’s Share Certificate that is not registered in the transfer records of the Company is stated to have occurred, then payment of the relevant portion of the Merger Consideration may be made to a Person other than the Person in whose name the Share Certificate so surrendered is registered if the Share Certificate representing such shares is properly endorsed or otherwise is in proper form for transfer. If any Share Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Stockholder claiming such Share Certificate to be lost, stolen or destroyed as provided in the Letter of Transmittal, Parent will issue in consideration of the Company Common Shares represented by such lost, stolen or destroyed Share Certificate the Merger Consideration to which the Stockholder thereof is entitled pursuant to the express terms of this Agreement; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Share certificate(s) alleged to have been lost, stolen or destroyed. Until surrendered as contemplated by this Section 4.3(a), each Share Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (or at such other applicable time) such portion of the Merger Consideration to which the holder of such Share Certificate is entitled pursuant and subject to this Article IV.

(b) No Issuance of Fractional Shares. No certificates or scrip representing fractional Domesticated Parent Common Shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share (with 0.5 shares rounded up).

4.4 Appraisal Rights. No Dissenting Stockholder who has validly exercised his, her or its appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Applicable Per Share Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost their dissenters’ rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. The Company shall give the Parent Parties (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of dissent under Cayman Companies Act and (ii) the opportunity to direct all negotiations and Proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

4.5 Closing Statement; Settlement of Transaction Expenses

(a) No later than two (2) Business Days prior to the Closing Date, Parent and the Company shall jointly prepare and deliver a written statement (the “Closing Statement”) that sets forth Parent and the Company’s good faith determination of (i) the Specified Indebtedness Amount, (ii) the Merger Consideration and components thereof, (iii) the Exchange Ratio and components thereof, (iii) the amount of funds available in the Trust Fund following the exercise of redemption rights by the holders of Parent Ordinary Shares in conjunction with the shareholder vote on the Parent Shareholder Approval Matters, (iv) the aggregate outstanding amount of (A) accrued and unpaid Transaction Expenses of the Parent Parties, (B) Indebtedness of the Parent Parties, and (C) the Deferred Underwriting Amount (collectively, the “Outstanding Parent Expense Amount”) in each case, as of immediately prior to the Closing, which portion of the statement shall include an indication of any amounts of Indebtedness that will be satisfied through the exercise of rights of conversion into securities of Parent in connection with the Closing and (v) the accrued and unpaid Transaction Expenses of the Company (the “Outstanding Company Expense Amount”) as of immediately prior to the Closing. The Closing Statement shall be derived in good faith from the Books and Records of Parent and the Company, as applicable.

(b) Concurrently with the Closing, Parent shall pay or cause to be paid, (i) the Outstanding Parent Expense Amount to the applicable recipients thereof; and (ii) the Outstanding Company Expense Amount to applicable recipients thereof, in each case, as set forth in the Closing Statement and in accordance with wire instructions provided by the applicable party.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to the Parent Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article V shall only refer to the section or subsection being referenced.

5.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Company and each Subsidiary has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect. Schedule 5.1 of the Company Deisclosure Schedules lists all jurisdictions in which the Company and each Subsidiary is qualified to conduct business as a foreign corporation or other entity.

5.2 Corporate Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all Additional Agreements to which the Company is or shall be a party have been duly authorized by all necessary action on the part of the Company, subject to the authorization and approval of this Agreement, the Certificate of Merger and the transactions contemplated hereby, by way of a special resolution of the Stockholders passed by the affirmative vote of holders of Company Common Shares representing at least a majority of the votes of the Company Common Shares present in person or represented by proxy in accordance with the Organizational Documents of the Company and the DGCL (the “Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms to which it is a party (assuming execution by the counterparties hereto and thereto), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

5.3 Governmental Authorization. Assuming the truth and completeness of the representations and warranties of Parent contained in this Agreement, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger in accordance with the DGCL, (ii) in respect of the applicable requirements of the HSR Act or (iii) any consents, approvals, licenses or other actions, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform or comply with on a timely basis any obligation of the Company under this Agreement or to consummate the transactions contemplated hereby.

5.4 Non-Contravention; Consents. Except as set forth in Schedule 5.4 of the Company Disclosure Schedules, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of the Company or any Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company, or require any payment, reimbursement, consent, waiver, approval, authorization under, or result in the loss of any material benefit relating to the Business to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.5 Capital Structure.

(a)   Share Capital. There are 370,000,000 shares of capital stock of the Company authorized, comprised of (i) 350,000,000 authorized Company Common Shares of which 197,266,338 are issued and outstanding as of the date hereof, (ii) and 20,000,000 authorized shares, par value $0.0001 each of preferred stock (the “Company Preferred Shares”) none of which are issued and outstanding as of the date hereof. As of the date hereof, a total of 28,163,510 Company Common Shares are reserved for issuance upon the exercise of all Company Options. All of the issued and outstanding Company Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, all of the issued and outstanding Company Common Shares are owned legally and beneficially by the Persons set forth on Schedule 5.5(a) of the Company Disclosure Schedules. Except for the Company Common Shares and the Company Preferred Shares, no other class in the share capital of the Company is authorized or issued or outstanding.

(b) Except as set forth on Schedule 5.5(b) of the Company Disclosure Schedules, there are no: (a) outstanding Company Options; (b) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company; or (c) agreements with respect to any of the Company Common Shares, including any voting trust, other voting agreement or proxy with respect thereto. Schedule 5.5(b) of the Company Disclosure Schedules sets forth the names of the holder of each Company Option, and the exercise price, the grant date and the expiration date thereof.

5.6 Organizational Documents. Copies of the Organizational Documents of the Company and each of its Subsidiaries have heretofore been made available to the Parent Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary has taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.7 Assumed Names. Schedule 5.7 of the Company Disclosure Schedules is a complete and correct list of all assumed or “doing business as” names currently or, since December 31, 2019, used by the Company, including names on any websites. Since December 31, 2019, none of the Company or any Subsidiary has used any assumed or “doing business as” name other than the names listed on Schedule 5.7 of the Company Disclosure Schedules to conduct the Business.

5.8 Subsidiaries.

(a) Schedule 5.8(a) of the Company Disclosure Schedules sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Other than as set forth on Schedule 5.8(a) of the Company Disclosure Schedules, (i) all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents and Permitted Liens); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests or convertible equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) except as set forth on Schedule 5.8(a) of the Company Disclosure Schedules, no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiaries listed on Schedule 5.8(a), the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth on Schedule 5.8(a) of the Company Disclosure Schedules, there are no outstanding contractual obligations of the Company or its Subsidiaries to make or provide funds in respect of any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.9 Financial Statements.

(a) Schedule 5.9(a) of the Company Disclosure Schedules includes the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2019, consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve (12) month period ended on such date, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such date, audited in accordance with the requirements of the Public Company Accounting Oversight Board as well as the unaudited consolidated financial statements of the Company as of and for the twelve months ended December 31, 2020 and for the twelve months ended December 31, 2021 (collectively, the “Financial Statements”).

(b) The Financial Statements are complete and accurate and fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except (i) as specifically disclosed, reflected or fully reserved against on the Financial Statements, (ii) for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since January 1, 2022, (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreements, the performance of their respective covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby and (iv)  for Liabilities that are not, and would not reasonably be expected to have individually or in the aggregate, have a Company Material Adverse Effect, the Company and is Subsidiaries does not have any Liabilities of the type required to be set forth on a balance sheet in accordance with U.S. GAAP consistently applied in accordance with past practice.

(d) The Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 5.9(d) of the Company Disclosure Schedules or in the Financial Statements, the Company does not have any material Indebtedness.

(e) The Company has established and maintain systems of internal accounting controls that are sufficient to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the assets of the Company and its Subsidiaries. The Company maintains and, for all periods covered by the Financial Statements, has maintained Books and Records of the Company and its Subsidiaries in the ordinary course of business that are true and complete and reflect the revenues, expenses, assets and liabilities of the Company and its Subsidiaries in all material respects.

(f) As of the date hereof, the Outstanding Company Expense Amount does not exceed the amount set forth in Schedule 5.9(f) of the Company Disclosure Schedules.

5.10 Absence of Certain Changes. Since September 30, 2021, except as set forth on Schedule 5.10 of the Company Disclosure Schedules or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company has conducted the Business in the ordinary course consistent with past practices in all material respects; (b) there has not been any Company Material Adverse Effect; (c) the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in clauses (i) through (xiii) of Section 7.1 if such action had been taken or such event had occurred between the date hereof and the Closing Date.

5.11 Properties; Title to the Company’s Assets. The Company has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, in each case, free and clear of all Liens (other than Permitted Liens), all of their assets reflected on the Financial Statements or acquired after September 30, 2021, other than as would not reasonably be expected to, individually or in the aggregate, have a Company .Material Adverse Effect. The Company’s assets constitute all of the assets of any kind or description whatsoever, for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted in all material respects.

5.12 Litigation. Except as set forth on Schedule 5.12 of the Company Disclosure Schedules, as of the date hereof (i) there is no Action (or any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary or any of their respective assets, or, solely as to any Action relating to the Company or the Business, any Company officers or directors, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect; and (ii) there are no outstanding judgments against the Company that would reasonably to be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

5.13 Contracts.

(a) Schedule 5.13(a) of the Company Disclosure Schedules lists all material Contracts, oral or written (collectively, the “Material Contracts”) to which the Company or any Subsidiary is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $200,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice), including without limitation the Exclusive Distribution Agreement with Cardinal Health 105 Inc.,

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $200,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $200,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a material joint venture, an exclusive contractual relationship or a strategic alliance, and all limited liability company and/or partnership/LLC/shareholder agreements to which the Company is a party;

(v) all Contracts relating to any material acquisitions or dispositions of assets by the Company in excess of $150,000;

(vi) all Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party any Owned Intellectual Property, or (B) licensing or otherwise receiving the right to use from any third party any Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology with a dollar value individually not in excess of $150,000 and “shrink wrap” licenses, (2) any Contract related to open source software, or (3) any Contract under which the Company licenses or receives a license to any Intellectual Property in the ordinary course of its business, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(vii) all Contracts that substantially limit the freedom of the Company or any Subsidiary to compete in any line of business with any Person or in any geographic area;

(viii) all guarantees of indebtedness of any Subsidiary or of any other Person in an amount of $200,000 or more;

(ix) all Contracts with Sorrento;

(x) all Contracts relating to real or tangible property or assets in which the Company holds a leasehold interest (including the Company Leases) and which involve payments to the lessor thereunder in excess of $30,000 per month;

(xi) all Contracts relating to outstanding Indebtedness set forth on Schedule 5.9(d) of the Company Disclosure Schedules, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xii) any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the Organizational Documents of the Company);

(xiii) any material Contract that can be terminated, or the provisions of which can or will be adversely altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company is a party;

(xiv) all research and development contracts with annual payments in excess of $200,000;

(xv) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of a member of Company will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement; and

(xvi) any Contract relating to any pending merger, equity acquisition or disposition, or any purchase or sale of all or substantially all the assets of any Person.

(b) Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date (i) each Material Contract is a valid and binding agreement, and is in full force and effect, (ii) neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract in any material respect, (iii) the Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contract, or granted any power of attorney with respect thereto or to any of the Company’s assets, and (iv) no Contract (A) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to any Parent Party or any of its Affiliates, in each case, other than as would not be material to the Company and its Subsidiaries taken as a whole. The Company previously provided to the Parent Parties true and correct fully executed copies of each written Material Contract.

(c) Each of the transactions between the Company or any Subsidiary, on the one hand, and any Stockholder, officer, employee or director of the Company or any Affiliate of any such Person, on the other hand (collectively, the “Related Party”) (if any) entered into or occurring prior to the Closing (i) is an arms-length transaction in all material respects , or (ii) is transaction duly approved by the board of directors in accordance with the Organizational Documents of the Company or such Subsidiary.

5.14 Licenses and Permits. Schedule 5.14 of the Company Disclosure Schedules correctly lists each material license, franchise, permit, order or approval or other similar authorization necessary to operate the Business that is held by the Company or its Subsidiaries, together with the name of the Governmental Authority issuing the same (the “Permits”). Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or as set forth on Schedule 5.14 of the Company Disclosure Schedules, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or become terminable as a result of the transactions contemplated hereby.

5.15 Compliance with Laws. The Company is not in violation of, has not for the last two (2) years violated, or been given written notice within the last two (2) years of any violation or alleged violation of, any Law, and to the knowledge of the Company, is not under investigation with respect to any such violation, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, in each case.

5.16 Intellectual Property.

(a) Schedule 5.16 of the Company Disclosure Schedules sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications, (ii) trademark registrations and pending trademark applications, (iii) registered copyrights and pending copyright applications, and (iv) internet domain name registrations, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). All of the registrations, applications, and issuance within the Scheduled Intellectual Property are, to the knowledge of the Company, subsisting, in full force and effect, and to the knowledge of the Company, all such registrations and issuances within the Scheduled Intellectual Property are valid, subsisting and enforceable.

(b) Except for any licenses granted to Owned Intellectual Property, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. Except as set forth on Schedule 5.16(b) of the Company Disclosure Schedules, (i) no Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority in which the Company is a party other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) neither the Company nor any of its Subsidiaries is specifically identified as being subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is a named party in any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. Except as set forth on Schedule 5.16(b) of the Company Disclosure Schedules, to the knowledge of the Company no Proceedings described in this Section 5.16(b) are or have been threatened in writing.

(c)   To the knowledge of the Company, the Company or its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Intellectual Property material to its Business as currently conducted. The consummation of the transaction contemplated hereby will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any material Owned Intellectual Property or any material licensed Intellectual Property.

(d)   To the knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted in the five (5) year period immediately preceding the date hereof, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. Schedule 5.16(d) of the Company Disclosure Schedules sets forth a true, accurate, and complete list of all Proceedings in which the Company is a named party that are pending in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

(e)   Schedule 5.16(e) of the Company Disclosure Schedules sets forth a true, accurate, and complete list of pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. To the knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

(f) Except as set forth in Schedule 5.16(f) of the Company Disclosure Schedules, each current and former officer, employee and/or contractor of the Company or any of its Subsidiaries who in the regular course of such Person’s employment or engagement with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of any material Owned Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or Subsidiary all right, title, and interest in and to such Owned Intellectual Property. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g)   The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

(h)   Schedule 5.16(h) of the Company Disclosure Schedules identifies each standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Body”). The Company has not made any written Patent disclosures to any Standards Body. The Company is in material compliance with all agreements of such Standards Bodies that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Body with respect to any Intellectual Property or with any third Persons with respect to Company’s conduct with respect to any Standards Body.

(i) The Company has implemented and maintains, and has used commercially reasonable efforts to ensure that all providers of information technology services to the Company that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data and Protected Health Information (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, Personal Data and Protected Health Information and (ii) a security plan that is designed to (A) identify internal and external risks to the security of the confidential information included in Personal Data or Protected Health Information maintained by, or provided to, the Company; (B) implement, monitor and provide adequate and effective administrative, electronic (including technical safeguards, such as 128 bit encryption for all data at rest) and physical safeguards to control such risk; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security with respect to sensitive information, including Personal Data and Protected Health Information.

(j) To the knowledge of the Company, since January 1, 2018, no IT Provider has experienced any breach of security or otherwise unauthorized use or access by or disclosure to third parties by any such IT Provider or its employees, consultants or contractors with respect to any Personal Data or Protected Health Information collected, obtained, or stored by or on behalf of the Company.

(k)   Except as set forth in Schedule 5.16(k) none of the tangible embodiments of Owned Intellectual Property (including software) is currently or was in the past distributed or used by the Company with any Public Software in a manner that requires that any of the Owned Intellectual Property (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered. Schedule 5.19(m) further identifies the Public Software with which such tangible embodiments identified pursuant to the previous sentence were distributed or used, and the manner of such distribution or use, and how such Public Software was integrated or combined with or linked to any such tangible embodiments.

(l) The Company is in actual possession and control of the source code of the software within the Owned Intellectual Property, as well as all related material documentation, specifications and know how. Except as set forth on Schedule 5.16(l), no Person other than the Company and its employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the Transactions.

5.17 Customers and Suppliers.

(a)   Schedule 5.17(a) of the Company Disclosure Schedules sets forth a list of the Company’s customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the year ended December 31, 2021, showing the approximate total sales by the Company to each direct and indirect customer and the approximate total purchases by the Company from each such supplier, during each such period, each on a consolidate bases.

(b)   Except as set forth on Schedule 5.17(b) of the Company Disclosure Schedules, as of the date hereof, no customer or supplier listed on Schedule 5.17(a) of the Company Disclosure Schedules has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy Proceedings.

5.18 Employees; Employee Benefits.

(a) Schedule 5.18(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of the executive officers of the Company and each Subsidiary, setting forth the name and title for each such Person.

(b)   Except as set forth on Schedule 5.18(b) of the Company Disclosure Schedules, neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no Proceeding or other activity by a labor union or any representative thereof to organize any employees of the Company or any Subsidiary.

(c)   Schedule 5.18(c) of the Company Disclosure Schedules sets forth an accurate and complete list of all material Company and Subsidiary Benefit Arrangements. For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and any other plan providing for discretionary or non-discretionary bonus, commission or incentive compensation, profit sharing, pension, severance, savings, deferred compensation, fringe benefit, insurance (whether medical, dental, life, disability or otherwise), welfare, post-retirement health or welfare benefit, severance, stock option, phantom stock, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, executive compensation, payroll practices, retention, change in control, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company on behalf of any employee, officer, director, consultant or other service provider of the Company or under which the Company has any Liability.

(d) With respect to each Benefit Arrangement, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by the Company from the IRS regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

(e) With respect to each Benefit Arrangement, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of ERISA, the Code and other applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter with respect to the operation of such Benefit Arrangement which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by the Company under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) since January 1, 2018 have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and U.S. GAAP, in each case, in all material respects; and (vi) there are no facts or circumstances that would be reasonably likely to subject the Company or any Subsidiary to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date that is material either individually or in the aggregate.

(f) Since January 1, 2018, no Benefit Arrangement is, and none of the Company, any Subsidiary, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Benefit Arrangements provides retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, or any other applicable Law, or at the expense of the participant or the participant’s beneficiary.

(g) Except as specified in Schedule 5.18(g) of the Company Disclosure Schedules, neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is a party nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company; (ii) limit or restrict the right of the Company to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

(h) Neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is a party nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the transactions contemplated by this Agreement. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(i) Each Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined in Section 409(A)(d)(1) of the Code is, in all material respects, in documentary compliance with, and has in all material respects been administered in compliance with, Section 409A of the Code.

5.19 Employment Matters.

(a) The Company has previously delivered to the Parent Parties true and complete copies of each generally applicable employee handbook or material employment policy statement of the Company and any Subsidiary.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:

(i) to the knowledge of the Company, no current employee of the Company or any Subsidiary, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) there is no pending representation question or union organizing activity respecting employees of the Company or any Subsidiary.

5.20 Withholding. Except as disclosed on Schedule 5.20 of the Company Disclosure Schedules, all obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company or any Subsidiary to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed on Schedule 5.20 of the Company Disclosure Schedules, all reasonably anticipated obligations of the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company or the applicable Subsidiary prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.21 Real Property.

(a) None of the Company or any of its Subsidiaries owns any real property.

(b) Schedule 5.21(b) of the Company Disclosure Schedules sets forth a list of all Leases to which the Company or a Subsidiary is a party (“Company Leases”). Each Company Lease is valid and binding on the Company or its Subsidiary and, to the knowledge of the Company, the other parties thereto, and is in full force and effect in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and there exists no default or event of default by the lessee thereunder. The Company or a Subsidiary holds the leasehold estate with respect to the applicable Company Lease free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located.

5.22 Tax Matters.

(a)   Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company has filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due and payable by the Company; (ii) all such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by the Company; (iii) except as set forth on Schedule 5.22(a) of the Company Disclosure Schedules, no such Tax Returns have been examined by the relevant Taxing Authority; (iv) there is no Action, pending or proposed in writing, with respect to Taxes of the Company for which a Lien may be imposed upon any of the Company’s assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) the Company has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company; (x) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company; (xi) except as set forth on Schedule 5.22(a)(xi) of the Company Disclosure Schedules, within the last 3 years no claim has been made by a Taxing Authority in a jurisdiction where the Company has not paid any tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (xii) except as set forth on Schedule 5.22(a)(xiii) of the Company Disclosure Schedules, the Company is not, and has never been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiv) except for the consolidated group of which Sorrento is the parent, the Company is not currently and has never been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company.

(b) The unpaid Taxes of the Company for the current fiscal year (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(c) The Company has not taken or agreed to take any action not contemplated by this Agreement and/or any related ancillary documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. The Company does not have any knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(d) The Company has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company.

Notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth in this Section 5.22 and in Section 5.18 (insofar as they relate to Taxes) shall constitute the sole and exclusive representations and warranties made in this Agreement with respect to Tax matters of the Company and its Subsidiaries, and (ii) no representation or warranty is made in this Agreement with respect to Taxes of the Company or any of its Subsidiaries for any taxable period (or portion thereof) beginning after the Closing Date or the existence, availability, amount, usability or limitation of any net operating loss, Tax basis, or other Tax attribute of the Company or any of its Subsidiaries after the Closing Date.

5.23 Environmental Laws.

(a)   Neither the Company nor any Subsidiary has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law that has not heretofore been cured or for which there is any remaining liability; (ii) engaged in any Hazardous Materials activity (such as the disposal, discharge, storage or release thereof) that would reasonably be foreseen to expose any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)   To the knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company or any Subsidiary that would reasonably be foreseen to give rise to any material liability or corrective or remedial obligation of the Company or any Subsidiary under any Environmental Laws.

(c)   The Company has provided copies of all environmental audits and assessments in the Company’s possession of properties leased by the Company or any Subsidiary.

5.24 Finders’ Fees. Except as set forth on Schedule 5.24 of the Company Disclosure Schedules, with respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from the Parent, the Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.25 Directors and Officers. Schedule 5.25 of the Company Disclosure Schedules sets forth a true, correct and complete list of all directors and officers of the Company and of each Subsidiary.

5.26 Certain Business Practices. Neither the Company nor any Subsidiary, nor any director, officer, or employee, nor, to the knowledge of the Company, any agent, of the Company or any Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to a Government Official or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq. (“FCPA”) or (iii) made any other unlawful payment to secure any improper advantage or to obtain or retain business. Neither the Company nor any Subsidiary, nor any director, officer, or employee, nor, to the knowledge of the Company, any agent, of the Company or any Subsidiary has, in the past six years, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, Government Official or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Company Material Adverse Effect..

5.27 International Trade Matters; Anti-Bribery Compliance.

(a)   The Company currently is and, for the past five years has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the FCPA and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasure, or any other relevant Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries in which the company has conducted and/or currently conducts business (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “International Trade Control Laws”).

(b)   Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company or any Subsidiary), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions-related lists administered by the U.S. Department of State, the U.S. Department of the Treasury, including the OFAC specially Designated Nationals List, the U.S. Department of Commerce, including the Bureau of Industry and Security’s Denied Persons List and Entity List, Her Majesty’s Treasury, including the Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria. Neither the Company, nor any director or officer, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company) has, in the past five (5) years, engaged in any transaction involving a Prohibited Party, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws.

(c)   to the knowledge of the Company, neither the Company nor any Subsidiary has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or has participated in any transaction in violation of or connected with any purpose prohibited by Anti- Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(d)   Neither the Company nor any Subsidiary has received written notice of, nor, to the knowledge of the Company, any of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws or International Trade Control Laws.

5.28 Not an Investment Company.

The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.29 Compliance with Health Care Laws and Certain Contracts.

(a)   Except as set forth on Schedule 5.29(a) of the Company Disclosure Schedules:

(i) the Company and each Subsidiary, including the conduct of each of their business, is and has been at all times since January 1, 2018 in compliance in all material respects with all applicable Health Care Laws;

(ii) all data, information and representations contained in any submission to, or communications with, the FDA were accurate, complete, truthful and non-misleading in all material respects when submitted or communicated to FDA and, to the knowledge of the Company, remain so currently. All clinical, non-clinical, manufacturing and product quality studies and tests conducted in development of the products or services and upon which the Company or any Subsidiary intends to rely in support of any application to the FDA related to product clearance or approval were conducted in substantial compliance with all applicable Laws and all Health Care Laws, including without limitation those related to Good Clinical Practice, Good Laboratory Practice, Quality Systems Regulations/Good Manufacturing Practices, and the protection of human study subjects.

(iii) all required Permits, approvals and authorizations for clinical studies to proceed have been obtained from an appropriate Regulatory Authority and an appropriate Institutional Review Board, and informed consent, in compliance with applicable Health Care Laws, has been obtained from all subjects enrolled in each such study. The Company has not received any written (or, to the Knowledge of the Company, oral) notice or correspondence from the FDA or any other Authority or from any institutional review board requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company.

(iv) the Company and, to the knowledge of the Company, each Subsidiary has to date developed, tested, manufactured, marketed, promoted and distributed the Company products and services in compliance in all material respects with all applicable Health Care Laws and other Laws. Neither the Company nor any Subsidiary has received notice of any, and to the knowledge of the Company, there is no Action, Proceeding, demand, demand letter, warning letter, untitled letter, FDA Form 483, Proceeding or request for information from the FDA or any Governmental Authority concerning noncompliance with Health Care Laws and other Laws with regard to promotion of products or services of the Company or any Subsidiary.

(v)   the Company and, to the knowledge of the Company, each Subsidiary has neither voluntarily nor involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall or any field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice or other notice or action to wholesalers, distributors, retailers, healthcare professionals, consumers or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product, nor is the Company currently considering initiating, conducting or issuing any of the foregoing actions with respect to any Company Product. The Company has not received any written notice from the FDA or any other Authority regarding the recall or any other actions described in this subsection (v);

(vi) (A) since January 1, 2018, neither the Company nor any Subsidiary has been charged in or, to the knowledge of the Company identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, an investigation, audit or inquiry by any Person or Governmental Authority under any Health Care Law and (B) to the knowledge of the Company, neither the Company nor any Subsidiary is currently under investigation or review with respect to any suspected or actual violation of any Health Care Law;

(vii) No Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Health Care Law by the Company or any Subsidiary or has been given written notice of any potential criminal, civil or administrative violation of any Health Care Law;

(viii) neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any of their current officers, directors, managers, employees, has engaged or is engaging, in any activities which reasonably may give cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any healthcare program defined in 42 U.S.C. §1320a-7b(f) (each, a “Health Care Program”); and

(ix) neither the Company nor any Subsidiaries, or any of their respective Affiliates, officers, directors, or employees has: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; (ii) made or offered any payment, gratuity or other thing of value that is prohibited by any law to personnel of the FDA or any other Governmental Authority; (iii) made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or in any records and documentation prepared or maintained to comply with applicable Laws, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure in the foregoing in this subsection (iv) took any action that could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor (v) received written notice of or, been subject to any other material enforcement action involving the FDA or any other similar Governmental Authority, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter that would reasonably be expected to result in a Company Material Adverse Effect, and none of the foregoing are pending or threatened in writing against the Company or any of its Subsidiaries;

(b)   As required under Law or a Contract to which the Company is a party or is otherwise bound, the Company has entered into a fully executed “business associate agreement” with (i) each customer of the Company that is a Covered Entity or Business Associate (as each term is defined under 45 CFR § 164.502) from whom the Company receives or maintains Protected Health Information, and (ii) each supplier, vendor and/or other applicable Person that has or may have access to Protected Health Information as a result of such Person’s relationship with the Company and is a Business Associate of the Company. Each “business associate agreement” contains all the terms and conditions that the Company is required to include therein under Contracts to which the Company is a party or otherwise bound, including Contracts with customers, resellers, referral partners, vendors and other Persons, and, in all material respects, in accordance with Law. Neither the Company, nor to the knowledge of the Company, any other party to any “business associate agreement” is in material breach thereof.

5.30 Insurance.

(a)   Schedule 5.30 of the Company Disclosure Schedules sets forth a true, complete and correct list of all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, Assets, employees and/or operations of the Company (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Policies are of at least like character and amount as are carried by like businesses similarly situated, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b)   All such Policies are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the Transactions. The Company is not in default under any provisions of the Policies, except as would not reasonably be expected to have a Company Material Adverse Effect, and there is no claim by the Company or any other person, corporation or firm pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies; nor has the Company received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof.

5.31 Related Party Transactions. Schedule 5.31 of the Company Disclosure Schedules sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between January 1, 2018 and the date hereof, between the Company, on the one hand, and any current or former Affiliate of the Company on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed by any current or former Affiliate to the Company. Other than the Affiliate Transactions, no Stockholder or Affiliate thereof owns any right in or to any of the material Assets or properties belonging to the Company.

5.32 Privacy and Data Security.

(a)   Except as set forth on Schedule 5.32(a) of the Company Disclosure Schedules:

(i) The Company, and, to the knowledge of the Company, the Company’s and each Subsidiary’s officers, directors, managers, and employees to whom the Company has given access to Personal Data or Protected Health Information, are in compliance in all material respects with all applicable Privacy Laws;

(ii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the knowledge of the Company, since January 1, 2018, neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any contractor, agent or vendor of the Company or any Subsidiary, has experienced any loss, damage or unauthorized access, use, disclosure or modification, or any security breach of Personal Data. Protected Health Information, or “unsecured Protected Health Information” (as defined in 45 C.F.R. Part 164, Subpart D) maintained by or on behalf of the Company or any Subsidiary, in each case, requiring notification to any Governmental Authority or other Person;

(iii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2018, to the knowledge of the Company, (i) the Company has not received any written notice of any Action from any Person, including any Governmental Authority, with respect to any violation of any Privacy Law by the Company or any Subsidiary, and (ii) neither the Company not any Subsidiary has been given written notice of any alleged criminal, civil or administrative violation of any Privacy Law. All activities conducted by the Company and each Subsidiary with respect to any Protected Health Information or Personal Data are permitted under the Contracts relating to Personal Data or Protected Health Information.

(iv) Each Contract between the Company or a Subsidiary, on the one hand, and a customer of the Company or a Subsidiary, on the other hand, that relates to any Protected Health Information or Personal Data is in material compliance with applicable Privacy Laws;

(v)   The Company and its Subsidiaries have established and implemented, and, to the knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards that are designed to protect against unauthorized access, use, modification, or disclosure of (a) Sensitive Data in their possession, custody or control, and (b) the technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, network equipment, interfaces, and platforms, (collectively, the “Computer Systems”). Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries; and

(b)   To the extent required by applicable Privacy Laws, the Company and its Subsidiaries have in place a privacy policy regarding the Company’s and its Subsidiaries’ processing of customers’ Personal Data (the “Privacy Policy”). To the knowledge of the Company, the Company is in compliance with the Privacy Policy.

5.33 No Additional Representations or Warranties. The Company, on its own behalf and on behalf of its Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives (collectively, “Representatives”), acknowledges, represents, warrants and agrees that (a) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (b) it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

5.34 Exclusivity of Representations and Warranties. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARENT PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE V OR THE ADDITIONAL DOCUMENTS, NONE OF THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, AND THE PARENT PARTIES HEREBY AGREE THAT THEY ARE NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY OR ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO ANY PARENT PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR THEIR AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS  ARTICLE V OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY AFFILIATE OF THE COMPANY  OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR ANY AFFILIATE OF A PARENT PARTY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

The Parent Parties hereby, jointly and severally, represent and warrant to the Company that, except as (i) as set forth in the disclosure schedules delivered by the Parent Parties to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedules”) or (ii) disclosed in the Parent SEC Documents  (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto), each of the following representing representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article VI shall only refer to the section or subsection being referenced.

6.1 Corporate Existence and Power. Parent is an exempted company limited by shares duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Each of the Parent Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

6.2 Corporate Authorization. The execution, delivery and performance by each of the Parent Parties of this Agreement and the Additional Agreements (to which it is a party to) and the consummation by the each of the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of such Parent Parties and have been duly authorized by all necessary corporate action on the part of the Parent Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which any of them is a party or by which its securities are bound, other than with respect to the Required Parent Shareholder Approval. This Agreement has been duly executed and delivered by the Parent Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which each of them is a party) will constitute, a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms (assuming execution by the counterparties hereto and thereto), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

6.3 Governmental Authorization. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, neither the execution, delivery nor performance by the Parent Parties of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority other than (i) in connection with the Domestication, (ii) the filing of the Certificate of Merger in accordance with the DGCL , (iii) in respect of the applicable requirements of the HSR Act or (iv) any consents, approvals, licenses or other actions, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any Parent Party to perform or comply with on a timely basis any of its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.4 Non-Contravention. None of the execution, delivery or performance by each Parent Party of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of such Parent Party, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to such Parent Party, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of such Parent Party, or require any payment, reimbursement, consent, waiver, approval, authorization under, or result in the loss of any material benefit to which such Parent Party is or may be entitled under any provision of any Contract binding upon such Parent Party, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of such Parent Party’s material assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

6.5 Finders’ Fees. Except for the Deferred Underwriting Amount and as set forth on Schedule 6.5 of the Parent Disclosure Schedules, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Domesticated Parent Common Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which the Parent Parties are bound, applicable Law or the Parent Parties’ Organizational Documents.

6.7 Capitalization.

(a) Parent. The Parent is authorized to issue a maximum of 200,000,000 ordinary shares, par value $0.0001, and 1,000,000 preferred shares par value $0.0001, of which 17,250,000 Parent Ordinary Shares are issued and outstanding as of the date hereof. A total of 13,740,000 Parent Ordinary Shares are reserved for issuance with respect to the Parent Warrants. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. A total of 13,740,000 Parent Warrants are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Warrants are (i) duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound and (ii) constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Except as set forth in the Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares, Parent Warrants or any capital equity or other securities of Parent. There are no outstanding contractual obligations of Parent to make or provide funds in respect of any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Parent Domesticated Common Shares, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound.

(b) Merger Sub. There are 1,000 shares, par value $0.01 per share, of Merger Sub authorized (the “Merger Sub Common Shares”), of which one (1) Merger Sub Common Share is issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Common Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Common Share(s) or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to make or provide funds in respect of any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by any Parent Party or that is included in any Parent Party SEC Documents). No material information provided by any Parent Party to the Company in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to the Parent public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.9 Trust Fund. As of the date of this Agreement, the Parent has at least $139,000,000 in the trust fund established by the Parent for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, LLC (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. Other than in respect of the amendment contemplated by Section 8.3(k), there are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Investment Management Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of the Parent and the Investment Management Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Investment Management Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Since January 6, 2021, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Investment Management Trust Agreement). Upon the consummation of the transactions contemplated hereby, Parent shall have no further obligation under either the Investment Management Trust Agreement or the Organizational Documents of Parent to liquidate or distribute any assets held in the Trust Account, and the Investment Management Trust Agreement shall terminate in accordance with its terms. To Parent’s knowledge, as of the date hereof, following the Effective Time, no shareholder of Parent shall be entitled to receive any amount from the Trust Fund except to the extent such shareholder is exercising a redemption of the applicable Parent Ordinary Shares in accordance with Parent’s Organizational Documents. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, no Parent Party has any reason to believe that any of the conditions to the use of funds in the Trust Fund will not be satisfied or funds available in the Trust Fund will not be available to the Parent Parties on the Closing Date.

6.10 Listing. As of the date hereof, the Parent Units, Parent Ordinary Shares and Parent Warrants are listed on the Nasdaq Capital Market, with trading symbols “VCKAU,” “VCKA,” and “VCKAW.” There is no Proceeding pending or, to the knowledge of the Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of the Parent Units, Parent Ordinary Shares or Parent Warrants on Nasdaq.

6.11 Reporting Company. Parent is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Parent Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s knowledge, threatened against Parent by the SEC with respect to the deregistration of the Parent Ordinary Shares, Parent Units or Parent Warrants under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of the Parent Ordinary Shares, Parent Units or Parent Warrants under the Exchange Act.

6.12 No Market Manipulation. Neither the Parent Parties nor their Affiliates have taken, and they will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Parent Ordinary Shares to facilitate the sale or resale of the Parent Ordinary Shares or affect the price at which the Parent Ordinary Shares may be issued or resold; provided, however, that this provision shall not prevent the Parent from engaging in investor relations or public relations activities consistent with past practices.

6.13 Board Approval. Parent’s board of directors (including any required committee or subgroup of its board) and the sole director of the Merger Sub have, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of the Parent Parties, as applicable, and (iii) solely with respect to the Parent’s board of directors, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.14 Parent SEC Documents and Financial Statements.

(a) Parent has timely filed (taking into account all extensions of time to make any filing provided pursuant to Rule 12b-25 of the Exchange Act) all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed by the Parent Parties subsequent to the date of this Agreement (the “Additional Parent Parties SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.14) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent Parties SEC Documents will be, prepared in all material respects in compliance with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and all other applicable securities laws, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent Parties SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent Parties SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made or will be made, as the case may be, not misleading.

(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent Parties SEC Documents (collectively, the “Parent Parties Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Parent as of the dates thereof and the results of operations of the Parent for the periods reflected therein. The Parent Parties Financial Statements (i) were prepared from the Books and Records of the Parent; and (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied.

(c) Except as specifically disclosed, reflected or fully reserved against in the Parent Parties Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Parent’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Parent. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Parent Parties Financial Statements.

(d) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. None of the Parent Parties has taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Each of the Parent Parties has complied in all material respects with all applicable listing and corporate governance rules and regulations. The books of account, minute books and transfer ledgers and other similar Books and Records of Parent have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f) There are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents is subject to ongoing SEC review or investigation as of the date hereof.

(g) To the knowledge of Parent, each director and executive officer of Parent has timely filed with the SEC all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(h) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Exchange Act, since its initial public offering, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with U.S. GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(i) Parent has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with U.S. GAAP and to maintain accountability for Parent’s assets.

(j) Since the formation of Parent, except as disclosed in Parent SEC Documents, neither Parent (including, to the knowledge of Parent, any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any Fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

(k) As of the date hereof, the Outstanding Parent Expense Amount does not exceed the amount set forth in Schedule 6.14(j) of the Parent Disclosure Schedules

6.15 Absence of Changes. Since September 30, 2021, except as set forth on Schedule 6.15 of the Parent Disclosure Schedules or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) Parent has conducted its business in the ordinary course consistent with past practices in all material respects; (b) there has not been any Company Material Adverse Effect; (c) no Parent Party has taken any action nor has any event occurred which would have violated the covenants of the Company set forth in clauses (i)-(xiii) of Section 7.2 if such action had been taken or such event had occurred between the date hereof and the Closing Date.

6.16 Litigation. There is no Action (or any basis therefor) pending against any Parent Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Governmental Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent Parties. No Parent Party is, or has previously been, to the knowledge of the Parent Parties, subject to any Proceeding with any Governmental Authority.

6.17 Compliance with Laws. No Parent Party is in violation of, has violated, or is under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, nor, to the knowledge of the Parent Parties, is there any basis for any such charge and no Parent Party has previously received any subpoenas by any Governmental Authority.

6.18 Money Laundering Laws. The operations of the Parent Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Parties, threatened.

6.19 OFAC. Neither the Parent Parties, nor any director or officer of the Parent Parties (nor, to the knowledge of the Parent Parties, any agent, employee, affiliate or Person acting on behalf of the Parent Parties) is currently identified on the specially designated nationals or other blocked Person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Parent Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

6.20 Not an Investment Company. The Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.21 Tax Matters.

(a)   Except as would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Party has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed in writing or, to the knowledge of the Parent Parties, threatened, with respect to Taxes of the Parent Parties or for which a Lien may be imposed upon any of the Parent Parties’ assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Parent Parties for which a Lien may be imposed on any of the Parent Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) to the knowledge of the Parent Parties, the Parent Parties have complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchase Parties; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Parent Parties; (x) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Parent Parties; (xi) within the last three years, no claim has been made by a Taxing Authority in a jurisdiction where the Parent Parties have not paid any tax or filed Tax Returns, asserting that the any of the Parent Parties is or may be subject to Tax in such jurisdiction; (xii) no Parent Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiv) neither Parent Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Parent Parties.

(b)   The unpaid Taxes of the Parent Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Parties in filing its Tax Return.

(c)   Neither Parent Party has taken or agreed to take any action not contemplated by this Agreement and/or any related ancillary documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. Neither Parent Party has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(d)   Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of Parent.

Notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth in this Section 6.21 shall constitute the sole and exclusive representations and warranties made in this Agreement with respect to Tax matters of Parent and (ii) no representation or warranty is made in this Agreement with respect to Taxes of Parent for any taxable period (or portion thereof) beginning after the Closing Date or the existence, availability, amount, usability or limitation of any net operating loss, Tax basis, or other Tax attribute of Parent after the Closing Date.

6.22 Contracts. Schedule 6.22 of the Parent Disclosure Schedules lists all material Contracts, oral or written to which any of the Parent Parties is a party or by which any of the Parent Parties’ assets is bound as of the date hereof, other than those Contracts that are included in the Parent SEC Documents and are available in full without redaction on the SEC’s website through EDGAR.

6.23 Investigation. Each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (a) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Company and its Subsidiaries and (b) it has been furnished with or given access to such documents and information about the Company and its Subsidiaries and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

6.24 Exclusivity of Representations and Warranties. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE VI OR THE ADDITIONAL AGREEMENTS, NONE OF THE PARENT PARTIES, ANY AFFILIATE OF A PARENT PARTY OR ANY OTHER PERSON MAKES, AND THE PARENT PARTIES EXPRESSLY DISCLAIM, AND THE COMPANY HEREBY AGREE THAT IT IS NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE PARENT PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE PARENT PARTIES BY THE MANAGEMENT OF THE PARENT PARTIES OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ITS AFFILIATES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE PARENT PARTIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE PARENT PARTIES, ANY AFFILIATE OF THE PARENT PARTIES  OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE VII
COVENANTS

7.1 Conduct of the Business of the Company. From the date hereof through the Closing Date, the Company shall, and shall cause its Subsidiaries to, except as otherwise explicitly contemplated by this Agreement or the Additional Agreements or required by Law or Pandemic Measures or as consented to by Parent in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) use commercially reasonable efforts (a) to conduct their respective business only in the ordinary course, consistent with past practices, and (b) to preserve substantially intact their material business relationships with clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, without the written consent of Parent (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company and that it shall not, except as otherwise explicitly contemplated by this Agreement or the Additional Agreements, required by Law or Pandemic Measures or as set forth in Section 7.1 of the Company Disclosure Schedules:

(i) materially amend, modify or supplement its Organizational Documents;

(ii) amend, waive any provision of, or terminate prior to its scheduled expiration date, any Material Contract in Schedule 5.13(a)(i) of the Company Disclosure Schedules or any other Contract or any rights thereunder that involve payments or receipts in excess of $200,000;

(iii) make any capital expenditures in excess of $300,000 (individually or in the aggregate);

(iv) sell, lease, license or otherwise dispose of any of its assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of Inventory in the ordinary course consistent with past practice, or (iii) not exceeding $300,000 in the aggregate;

(v) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, share capital or other equity interests;

(vi) effectuate any salary increase of more than 10% for any employee making an annual salary equal to or greater than $200,000 in the aggregate on an annual basis or effectuate any change to its existing bonus or profit sharing policies;

(vii) obtain or incur any loans or other Indebtedness in excess of $15,000,000 in the aggregate, including in respect of (i) drawings under that certain Credit and Security Agreement, by and between Scilex Pharmaceuticals Inc. and CNH Finance Fund I, L.P., dated as of December 14, 2020, as amended or restated from time to time, and (ii) intercompany loans, advances or other debt or funding from Sorrento to the Company or any of its Subsidiaries;

(viii) (A) merge or consolidate with any other Person or (B) acquire  any corporation, partnership, association or other business entity or organization or division thereof;

(ix) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

(x) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $20,000;

(xi) issue, redeem or repurchase any capital stock or shares, membership interests or other securities (other than those certain senior secured notes due 2026), or issue any securities exchangeable for or convertible into any share or any shares of its capital stock, other than the issuance of Company Common Shares upon the exercise or conversion of any Company Options;

(xii) make or change any material Tax election or change any annual Tax accounting periods; or

(xiii) undertake any legally binding obligation to do any of the actions set forth the foregoing clauses (i)-(xii).

7.2 Conduct of the Business of the Parent Parties. From the date hereof through the Closing Date, Parent shall not, and shall cause the Merger Sub not to, except as otherwise explicitly contemplated by this Agreement (including the Domestication) or the Additional Agreements or required by Law or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied):

(i) except in connection with any Extension Amendment, amend, modify or supplement its Organizational Documents;

(ii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, share capital or other equity interests;

(iii)    reclassify, split, combine or subdivide any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(iv) obtain or incur any loan or other Indebtedness other than to finance Parent expenses which Indebtedness shall not exceed (i) $250,000 in the aggregate or (ii) in the event that an Extension Amendment is in effect, $1,750,000;

(v)   (A) merge or consolidate with any other Person or (B) acquire  any corporation, partnership, association or other business entity or organization or division thereof;

(vi) make any change in its accounting principles other than in accordance with the applicable accounting policies;

(vii) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $25,000;

(viii) make or change any material Tax election or change any annual Tax accounting periods;

(ix) enter into, renew, modify or revise any contract with any current or former Affiliate of Parent;

(x) create any Subsidiary;

(xi) except as set forth on Schedule 7.2(xi) of the Parent Disclosure Schedules, enter into any new Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xii) except as set forth on Schedule 7.2(xii) of the Parent Disclosure Schedules, issue, redeem, repurchase or otherwise acquire any capital stock, share capital, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock, or enter into any agreement with respect to the voting of its capital stock or share capital; or

(xiii) undertake any legally binding obligation to do any of the actions set forth the foregoing clauses (i)-(xii).

7.3 Alternative Transactions. From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article IX and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Parent Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) solicit, initiate, engage or participate in, or knowingly encourage or facilitate, negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or to the Company’s or Parent’s knowledge, as applicable, is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean (other than the transactions contemplated by this Agreement) (A) with respect to the Company: (1) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases the Company, including through merger, consolidation, share exchange, business combination, amalgamation, recapitalization, other similar transaction, (2) any sale, exchange, transfer or other disposition of 25% or more of the total assets of the Company or any class or series of the share capital or capital stock or other equity interests of the Company in a single transaction or series of related transactions that, if consummated, would result in any other Person owning 25% or more of any class of equity or voting securities of the Company; or (B) with respect to the Parent Parties, any “Business Combination” as such term is defined in Parent’s Organizational Documents.

7.4 Access to Information. From the date hereof until and including the Closing Date, the Company and the Parent Parties shall, to the best of their abilities upon reasonable advance notice, (a) continue to give each other party, its legal counsel and other representatives full access to its offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company or the Parent Parties as such Persons may reasonably request and (c) cause its respective employees, legal counsel, accountants and representatives to reasonably cooperate with the other party in such other party’s investigation of its business; provided, however, that no investigation pursuant to this Section 7.4 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Parent Parties and, provided further, that any investigation pursuant to this Section 7.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Parent Parties. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) jeopardize protections afforded under attorney client privilege, work product doctrine or similar privilege rights, (ii) violate any contract to which it is a party or to which it is subject, duty of confidentiality or applicable Law, provided, however, that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted.

7.5 Notice of Certain Events. During the period of time beginning on the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with Article IX, promptly upon becoming aware thereof, (i) the Company shall promptly notify Parent (A) of the occurrence of any change, event, effect or occurrence which constitutes, or might reasonably be expected to constitute, a Company Material Adverse Effect and (B) any Action to which it is a party that, if adversely determined would prevent, materially delay or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement, and (ii) Parent shall promptly notify the Company (A) of the occurrence of any change, event, effect or occurrence which constitutes, or might reasonably be expected to constitute, a Parent Material Adverse Effect and (B) any Action to which any Parent Party is a party that, if adversely determined, would prevent, materially delay or materially impede the ability of any Parent Party to consummate the transactions contemplated by this Agreement. The delivery of any notice pursuant to this Section 7.5 shall in no circumstance be deemed to (i) modify the representations, warranties, covenants or agreements hereunder of the party delivering such notice; (ii) modify any of the conditions set forth in Article VIII; or (iii) cure or prevent any misrepresentation, inaccuracy, untruth or breach of any representation, warranty, covenant or agreement set forth in this Agreement or any Additional Agreement or failure to satisfy any condition set forth in Article VIII.

7.6 SEC Filings.

(a) The parties acknowledge that:

(i) Parent’s and the Company’s stockholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, Parent must call a special meeting of its shareholders requiring Parent to prepare and file with the SEC a Registration Statement on Form S-4 which will contain a Proxy Statement/Prospectus;

(ii) the Parent Parties will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii)    the Parent Parties will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b)   The Parent Parties shall keep current and timely file all reports, statements and schedules required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws. In connection with any filing the Parent Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts (subject to applicable Law) to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their best efforts (subject to applicable Law) to (i) cooperate with the Parent Parties, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Parent Parties in connection with any filing with the SEC.

(c)   Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Parent’s shareholders with respect to the Proxy Statement/Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to (subject to applicable Law) as promptly as reasonably practical provide the Parent Parties with such information as shall be reasonably requested by the Parent Parties for inclusion in or attachment to the Proxy Statement/Prospectus, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Stockholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Proxy Statement/Prospectus and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its managers, directors, officers and employees to be reasonably available during regular business hours to the Parent Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company).

7.7 Financial Information.

(a) The Company shall use its commercially reasonable efforts to deliver to the Parent Parties, on or before March 31, 2022, audited financial statements of the Company as of and for the years ended December 31, 2020 and 2021, all prepared in conformity with U.S. GAAP under the standards of the Public Company Accounting Oversight Board (the “Audited 2020/2021 Financial Statements”). The Audited 2020/2021 Financial Statements shall, among other things, be (i) prepared from the Books and Records of the Company; (ii) prepared on an accrual basis in accordance with U.S. GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Audited 2020/2021 Financial Statements will be complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects (except as may be specifically indicated in the notes thereto), the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company will provide additional financial information as reasonably requested by the Parent Parties for inclusion in any filings to be made by the Parent Parties with the SEC. If reasonably requested by the Parent Parties, the Company shall use its reasonable best efforts to cause such information reviewed or audited by the Company’s auditors.

(b) The parties hereto shall use their reasonable best efforts to cooperate with each other in connection with the preparation of customary pro forma financial statements that are required to be included in the Proxy Statement/Prospectus. Without limiting the foregoing, the Parties shall (i) reasonably assist the other parties in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that involve financial information or statements of Parent or the Company as the case may be and that are required to be included in the Proxy Statement/Prospectus and (ii) obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

7.8 Annual and Interim Financial Statements. From the date hereof through the Closing Date, within fifty (50) calendar days following the end of each three-month quarterly period, the Company shall deliver to Parent Parties, for the first three quarters of the year, unaudited reviewed quarterly financial statements of the Company. The Company shall also, as soon as reasonably practicable after receipt by the Company thereof, deliver to the Parent Parties copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue.

7.9 Company Review. At a reasonable time prior to the filing, issuance, or other submission or public disclosure of any statement, filing, notice, application, press release or other document made by or on behalf of the Parent Parties to any Governmental Authority or other third party in connection with the transactions contemplated by this Agreement, including the Proxy Statement/Prospectus, and amendment or supplement thereto and any other filing with the SEC, or the submission of responses to comments from the SEC or its staff in connection therewith, the Company and its counsel shall be given a reasonable opportunity to review and comment upon such document or response and give its written consent to the form thereof prior to filing, issuance, submission or disclosure thereof. Furthermore, the Parent Parties shall consider the comments of the Company or its counsel in good faith and cooperate and mutually agree upon any response to any SEC comments on any such document. The Parent Parties shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent to any written or oral comments received from the SEC or its staff.

7.10 Nasdaq Listing. Parent shall use its reasonable best efforts to cause (i) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (ii) Parent to satisfy all applicable initial and continuing listing requirements of Nasdaq and (iii) the Domesticated Parent Common Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

7.11 Section 16 Matters. Prior to the Effective Time, Parent’s board of directors, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Domesticated Parent Common Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) pursuant to this Agreement (and the other agreements contemplated hereby), by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.12 Trust Account. Subject to the satisfaction or valid waiver of the conditions in Article VIII, the Parent Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed at Closing in accordance with the Investment Management Trust Agreement and for the payment of (i) all amounts payable to holders of Parent Ordinary Shares who shall have validly redeemed their Parent Ordinary Shares upon acceptance by Parent of such Parent Ordinary Shares, (ii) the expenses of the Company and the Parent Parties to the third parties to which they are owed, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) following the payment of any amounts required pursuant to the preceding clauses (i) through (iii), the remaining monies in the Trust Account to the Parent Parties. The Parent Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

7.13 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Parent Parties and the Company and each of its Subsidiaries who are currently covered by Parent’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Parent Parties in effect on the date hereof and disclosed in Schedule 7.13(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Parent shall cause the Organizational Documents of Parent and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Parent Parties and the Company, as applicable, to the extent permitted by applicable Law. The provisions of this Section 7.13 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For a period of six (6) years from the Effective Time, Parent shall maintain in effect directors’ and officers’ liability insurance covering the D&O Indemnified Persons on terms not less favorable than the terms of the current directors’ and officers’ liability insurance policies under which each such Person is currently covered, provided however, Parent may instead cause coverage to be extended under the applicable existing policy by obtaining a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the applicable existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Parent Parties to honor all obligations thereunder.

7.14 Registration Rights. Prior to the Closing, the Company shall use commercially reasonable efforts to cause Sorrento to enter into the Registration Rights Agreement.

7.15 “Blank-Check Company”. In addition to, and not in limitation of, the restrictions set forth in Section 7.2, from the date hereof through the Effective Time, the Parent shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby.

7.16 Certain Consents. The Company shall use its commercially reasonable efforts to obtain each required third party consent set forth in Schedule 7.16 to the transactions contemplated by this Agreement as promptly as reasonably practicable hereafter.

7.17 Reasonable Best Efforts; Support of Transaction. Subject to the terms and conditions of this Agreement (the obligations of which, for the avoidance of doubt, shall control to the extent of any conflict with the succeeding provisions of this Section 7.17), (i) each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including the satisfaction (but not waiver) of the closing conditions set forth in Article VIII. In furtherance thereof, the parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

7.18 HSR Act; Other Filings.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly (and in connection with any required filings under the HSR Act, no later than ten (10) Business Days after the date of this Agreement) make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) Each party hereto shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated hereby under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any Action by a private person, in each case regarding any of the transactions contemplated hereby; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any Action by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

7.19 Tax Matters.

(a) Tax Opinions. If, in connection with the preparation and filing of the Registration Statement and Proxy Statement/Prospectus, the SEC requires that tax opinions be prepared and submitted, Parent, Merger Sub, and/or the Company shall deliver to Paul Hastings LLP and/or Loeb & Loeb LLP, respectively, customary Tax representation letters satisfactory to such counsel, dated and executed as of the date the Registration Statement and Proxy Statement/Prospectus shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement and Proxy Statement/Prospectus.

(b) Tax Matters Cooperation. Each of the parties hereto shall (and shall cause its respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party hereto, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger, and the other transactions contemplated hereby shall be borne by Parent, which shall file all necessary Tax Returns with respect to all such Taxes and timely pay (or cause to be timely paid) to the applicable Governmental Authority such Taxes. The parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Taxes.

(d) Parent shall retain all Books and Records with respect to Tax matters of the Company for Pre-Closing Periods for at least seven (7) years following the Closing Date and shall abide by all record retention agreements entered into by or with respect to the Company with any Taxing Authority.

7.20 Compliance with SPAC Agreements. The Parent Parties shall comply with each of the applicable agreements entered into in connection with the IPO, including that certain Registration Rights Agreement, dated as of January 6, 2021 by and between Parent and the investors named therein.

7.21 Company Stockholder Approval. Following the Registration Statement being declared effective under the Securities Act, the Company shall use its reasonable best efforts to obtain and deliver to Parent, a written consent of the Stockholders constituting the Requisite Company Vote (the “Company Stockholder Written Consent”).

7.22 Parent Special Meeting; Form S-4.

(a) As promptly as practicable following the execution and delivery of this Agreement, Parent shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of (i) the Domesticated Parent Common Shares, the Domesticated Parent Warrants and the Domesticated Parent Units to be issued upon the conversion of the issued and outstanding Parent Ordinary Shares, Parent Warrants and Parent Units, respectively, pursuant to the Domestication and (ii) the other Domesticated Parent Common Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement/Prospectus. The Registration Statement shall include a proxy statement of Parent as well as a prospectus for the offering of shares to Stockholders (as amended, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from Parent shareholders for the matters to be acted upon at the Parent Special Meeting and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the final IPO prospectus of the Parent, dated January 6, 2021 (the “Prospectus”) to have their Parent Ordinary Shares redeemed in conjunction with the shareholder vote on the Parent Shareholder Approval Matters (as defined below). The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Merger, by the holders of Parent Common Shares in accordance with Parent Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq, (ii) adoption of the Parent Certificate of Incorporation and the Parent Bylaws in connection with the Domestication, (iii) adoption of the Parent Incentive Plan, (iv) adoption of the ESPP, (v) election of the directors of Parent, (vi) the adoption and approval of the issuance of the Domesticated Parent Common Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements, (vii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement/Prospectus or in correspondence related thereto, (viii) such other matters as the Company and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement, and (ix) approval to adjourn the Parent Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the approvals described in foregoing clauses (i) through (ix), collectively, the “Parent Shareholder Approval Matters”). Without the prior written consent of the Company, the Parent Shareholder Approval Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by Parent’s shareholders at the Parent Special Meeting. Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company) Parent’s board of director’s recommendation that the Parent shareholders vote in favor of the adoption of the Parent Shareholder Approval Matters. The Parent Parties shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on and approve in writing the Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing the same with the SEC.

(b) The Company shall provide the Parent Parties with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors. The Parent Parties shall provide such information concerning each Parent Parties and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Parent Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not materially misleading.

(c) Each of Parent and the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will cause the Proxy Statement/Prospectus to be mailed to shareholders of Parent. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby.

(d) Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) Parent, on the one hand, and the Company, on the other hand, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Parent shall cause the Registration Statement as so amended or supplemented, which is mutually agreed upon by Parent and the Company, to be filed with the SEC and to be disseminated to the holders of shares of Parent Ordinary Shares pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Parent Organizational Documents and the Company Organizational Documents. Each of the Company and Parent shall provide the other Parties with copies of any written comments, and shall inform such other Parties of any oral comments, that Parent or the Company receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other Parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(e) Each party shall, and shall cause each of its subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Parent Parties and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement/Prospectus, and responding in a timely manner to comments from the SEC. The Parent Parties shall cause the Proxy Statement/Prospectus to be disseminated to Parent’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

(f) Parent shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Proxy Statement/Prospectus or the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any Proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Prospectus or for additional information and Parent and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(g) As promptly as reasonably practicable following the time at which the Proxy Statement/Prospectus is declared effective under the Securities Act, Parent shall (i) establish the record date for, duly call, give notice of and (ii) duly convene and hold the Parent Special Meeting. Parent may postpone or adjourn the Parent Special Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent’s shareholders’ approval, (ii) due to the absence of a quorum or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Parent has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent’s shareholders prior to the Parent Special Meeting; provided that, without the consent of the Company, in no event shall Parent adjourn the Parent Special Meeting for more than 15 Business Days later than the most recently adjourned meeting or a date that is beyond the Outside Date.

7.23 Confidentiality. Except as necessary to complete the Proxy Statement/Prospectus, the Company, on the one hand, and the Parent Parties, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information, but in no event less than reasonable care. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement/Prospectus.

7.24 Equity Incentive Plan and ESPP. Prior to the Effective Time, Parent shall adopt and approve the (a) Parent Incentive Plan, with a share reserve equal to ten percent (10%) of the issued and outstanding shares of Purchaser as of immediately following the Effective Time, and (b) the ESPP, with a share reserve equal to one percent (1%) of the issued and outstanding shares of Purchaser as of immediately following the Effective Time.

7.25 Certain Compensation Arrangements. Parent hereby acknowledges the compensation arrangements set forth on Schedule 7.25 of the Company Disclosure Schedules, which arrangements shall become effective as of the Closing, subject to necessary approvals; provided that the actual grant of the equity awards included in any such arrangements may be deferred until after Parent has filed its first Registration Statement on Form S-8 following the Closing.

7.26 Extension Proposal.

(a) In the event that it is reasonably determined by Parent and the Company on May 11, 2022 (or such other date that is agreed to in writing by Parent and the Company) that it is reasonably likely that the Merger will not be consummated by July 10, 2022, then upon the written request of Parent or the Company to the other party, then Parent and the Company (i) shall reasonably cooperate with respect to the preparation, filing and mailing of a proxy statement and any other materials necessary to solicit proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent to be called and held for purpose of such vote, in favor of (A) amending Parent’s Organizational Documents (such amendment, the “Extension Amendment”) to extend the final date in respect of which Parent must consummate a Business Combination thereunder to the date that that is six (6) months following delivery of the Audited 2020/2021 Financial Statements to the Parent Parties pursuant to Section 7.8 or such other date that is mutually agreed to by the Company and Parent in writing (the “Extension Date”) and (B) such other matters as the Company and Parent shall mutually determine to be necessary or appropriate in order to effect the Extension Amendment; and (ii) execute and deliver such other documents and take such other actions, as may reasonably be necessary to effectuate the Extension Amendment. Notwithstanding anything to the contrary, the right to make a written request pursuant to the preceding sentence shall not be available to a party if the potential failure of the Merger to be consummated by July 10. 2022 was due to such party’s breach of or failure to perform any of its covenants or agreements set forth in this Agreement.

(b) As promptly as reasonably practicable following the time at which the proxy statement contemplated by Section 7.26(a) is cleared by the SEC, Parent shall (i) establish the record date for, duly call, give notice of and (ii) duly convene and hold the applicable extraordinary general meeting.

7.27 Interim Financing. Parent and the Company shall use their commercially reasonable efforts to assure that, as mutually determined by Parent and the Company, Parent will have sufficient funds at the Closing to pay the Outstanding Parent Expense Amount and the Outstanding Company Expense Amount in full. Such efforts may include, without limitation, obtaining a backstop, put, forward contract, debt, equity or convertible financing, or other similar arrangement, in each case, on terms that are mutually agreed to by Parent and the Company.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) There shall be no Order, statute, rule or regulations enjoining or prohibiting the consummation of the consummation of the Merger; provided, that the Governmental Authority issuing such Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby.

(b) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(c) The Parent Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents and applicable Law (the “Required Parent Shareholder Approval”).

(d) The Company Stockholder Written Consent shall have been obtained.

(e) All required filings under the HSR Act, and other applicable anti-trust laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority shall have expired or otherwise been terminated.

8.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in Article V disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement, and (ii) be true and correct as of the Closing Date (other than, in each case, if the representations and warranties that speak as of a specific date, then such representations and warranties need only to be true and correct as of such date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c) Since the Signing Date, no Company Material Adverse Effect has occurred that is continuing, regardless of whether it involved a known risk.

(d) The Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 8.2.

(e) The Parent Parties shall have received (i) a copy of the Organizational Documents of the Company as in effect as of the Closing Date, (ii) copies of (A) resolutions duly adopted by the board of directors of the Company authorizing this Agreement and the transactions contemplated hereby and (B) the Company Stockholder Written Consent, and (iii) a recent certificate of good standing as of a date no later than thirty (30) days prior to the Closing Date regarding the Company from the Delaware Secretary of State.

(f) The Parent Parties shall have received a copy of each of the Additional Agreements to which the Company is a party, duly executed by the Company and by all other parties thereto, and each such Additional Agreement shall be in full force and effect.

(g) Sorrento shall have executed the Registration Rights Agreement.

8.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Parent Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Parent Parties contained in Article V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Parent Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (other than in each case except for representation and warranties that speak as of a specific date, in which case such representations and warranties need only to be true and correct as of such), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Parent Material Adverse Effect.

(c) Since the date of this Agreement, no Parent Material Adverse Effect has occurred that is continuing, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate signed by an authorized officer of Parent Parties certifying the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 8.3.

(e) From the date hereof until the Closing, the Parent Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Parent Parties.

(f) Each of the Parent Parties shall have executed and delivered to the Company each Additional Agreement to which it is a party.

(g) The directors designated by the Company shall have been appointed to the board of directors of the Parent, effective as of the Closing.

(h) Parent shall remain listed on Nasdaq and the additional listing application for the Domesticated Parent Common Shares issued in connection with the Merger and the initial listing application in connection with the transactions contemplated by this Agreement shall have been approved by Nasdaq. As of the Closing Date, Parent shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq initial or continued listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

(i) After giving effect to the transactions contemplated hereby, Parent shall have at least $5,000,001 in net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

(j) The Domestication shall have been completed as provided in Section 2.1 and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Company.

(k)   The Investment Management Trust Agreement shall have been amended solely to the extent necessary to enable the intended effects of the Amended Underwriting Agreement without breach of, or other conflict with, the Investment Management Trust Agreement as so amended.

ARTICLE IX
TERMINATION

9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by the mutual written consent of the Company and Parent;

(b) by Parent, if any of the representations or warranties of the Company set forth in Article V shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Parent Parties) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to the Company; provided, however that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(b) if any Parent Party is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(c) by the Company, if any of the representations or warranties of any Parent Party set forth in Article VI shall not be true and correct, or if any Parent Party has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 8.3(a) or Section 8.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(d) by either the Company or Parent:

(i) on or after July 11, 2022 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided that if an Extension Amendment shall be in effect, the Outside Date shall be the Extension Date; or

(ii) if any Order having the effect set forth in Section 8.1(a) shall be in effect and shall have become final and non-appealable;

(e)   by the Company if any of the Parent Shareholder Approval Matters (other than the Parent Shareholder Approval Matters described in Section 7.22(a)) shall fail to receive the Required Parent Shareholder Approval at the Parent Special Meeting (unless such Parent Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(f)    by Parent if the Company Stockholder Written Consent shall not have been obtained within five (5) Business Days following the Registration Statement being declared effective by the SEC, provided that the termination right under this Section 9.1(f) shall be of no further force or effect if the Company Written Stockholder Consent is delivered to the Parent Parties prior to the termination of this Agreement (even if after the five (5) Business Day period provided above); or

(g)   by Parent, in the event that the Audited 2020/2021 Financial Statements have not been delivered to the Parent Parties on or before March 31, 2022 and remain undelivered prior to the termination of this Agreement pursuant to this Section 9.1(g).

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1 (other than termination pursuant to Section 9.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Article X and this Section 9.2), and there shall be no Liability on the part of any Parent Party or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any party from Liability for any Fraud or Willful Breach.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Email: jshah@scilexpharma.com

with a copy to (which shall not constitute notice):

Paul Hastings LLP
1117 S. California Avenue

Palo Alto, CA 94304
Attention: Jeffrey T. Hartlin, Esq.

Email: jeffhartlin@paulhastings.com

if to any Parent Party:

Vickers Vantage Corp. I
85 Broad Street, 16th Floor

New York, NY 10004
Attn: Jeffrey Chi, CEO
Email: jeff.chi@vickersventure.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell Nussbaum
Email: mnussbaum@loeb.com

10.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Parent Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

10.3 Nonsurvival of Representations. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing and (b) this Section 10.3.

10.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

10.5 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their reasonable best efforts to cause a mutually agreeable release or public disclosure to be issued.

10.6 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided however that at the Closing, all of Parent’s and the Company’s unpaid Transaction Expenses shall be paid pursuant to Section 4.5(b).

10.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

10.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

10.9 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

10.10 Entire Agreement. This Agreement together with the Additional Agreements, the Company Disclosure Schedules and the Parent Disclosure Schedules, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

10.11 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10.12 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual knowledge of Jaisim Shah and Dmitri Lissin, after due inquiry.

10.13 Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

10.14 Third Party Beneficiaries. Except as set forth in Section 7.11 and Section 10.20, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

10.15 Waiver. The Company has read the Prospectus and understand that the Parent has established the Trust Account for the benefit of the public shareholders of the Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of the Parent agreeing to enter into this Agreement, the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Parent.

10.16 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s Fraud:

(a) Solely with respect to the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Parent and Merger Sub as named parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company, Parent or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

10.17 Jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.17.

10.18 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

10.19 Company and Parent Disclosure Schedules. The Company Disclosure Schedules and the Parent Disclosure Schedules (collectively, “Disclosure Schedules”) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedules and/or the Parent Disclosure Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Schedules or any schedule thereof, with a reference to any corresponding section of this Agreement or schedule of the applicable Disclosure Schedules shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or schedules of the applicable Disclosure Schedules if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or schedule of the applicable Disclosure Schedules. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

10.20 Conflicts and Privilege.

(a) Each of the parties hereto, on its own behalf and on behalf of its Representatives (including, after the Closing, the Surviving Corporation), hereby agree that, in the event that a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsors, the stockholders or holders of other equity securities of Parent or the Sponsors and/or or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Parent Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Company Group, on the other hand, any legal counsel, including L&L, that represented Parent and/or the Sponsors prior to the Closing may represent the Sponsors and/or any other member of the Parent Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Parent in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation and/or the Sponsors. Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Additional Agreements or the transactions contemplated hereby or thereby) between or among Parent, the Sponsors and/or any other member of the Parent Group, on the one hand, and L&L, on the other hand, the attorney-client privilege and the expectation of client confidence shall survive the Merger and belong to the Parent Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Parent or the Sponsors under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation.

(b) Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity securities of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Company Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Parent Group, on the other hand, any legal counsel, including Paul Hastings LLP (“PH”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Parent and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Additional Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and PH, on the other hand, the attorney-client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by Parent prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

VICKERS VANTAGE CORP. I

By:	/s/ Jeffrey Chi
	Name:	Jeffrey Chi
	Title:	Chief Executive Officer

Merger Sub:

VANTAGE MERGER SUB INC.

By:	/s/ Chris Ho
	Name:	Chris Ho
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer

Exhibit A

Form of Certificate of Incorporation

_____________________________________

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SCILEX HOLDING COMPANY
a Delaware corporation

_____________________________________

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Scilex Holding Company (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

1. The name of this Corporation is Scilex Holding Company, which was originally incorporated pursuant to the DGCL on [ ] under the name “Vickers Vantage Corp. I”.

2. The Amended and Restated Certificate of Incorporation of this Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation [, as previously amended and restated,] has been duly adopted by this Corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, and the foregoing facts stated herein are true and correct.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on [______], 2022.

By:
Name:	Jaisim Shah
Title:	Chief Executive Officer

EXHIBIT A

_____________________________________

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SCILEX HOLDING COMPANY

a Delaware corporation

_____________________________________

NAME

The name of the Corporation is Scilex Holding Company.

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The registered agent is Corporation Service Company.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

CAPITAL STOCK

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 750,000,000 shares, consisting of (i) 740,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

B. The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof of the shares of each class are as follows:

(i) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate”) (including any Preferred Stock Designation (as hereinafter defined)) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

(ii) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) pursuant to the DGCL. The Board of Directors of the Corporation (the “Board of Directors”) (or any committee to which it may duly delegate the authority granted in this Section B(ii) of Article IV) is hereby empowered to authorize the issuance from time to time of all or any of the shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated.

C. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate (including as required in any Preferred Stock Designation).

BOARD OF DIRECTORS

A. Except as otherwise provided by applicable law or this Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Subject to the rights of any holders of Preferred Stock to elect directors pursuant to any Preferred Stock Designation, the total number of directors shall be as determined from time to time exclusively by the Board of Directors; provided that, at any time Sorrento Therapeutics, Inc. (together with its Affiliates (as defined below), subsidiaries, successors and assigns (other than the Corporation and its subsidiaries), “Sorrento Therapeutics, Inc.”) beneficially owns, in the aggregate, at least 50% in voting power of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders. Election of directors need not be by written ballot unless the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so require. As used in this Article V only, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person, and the term “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

C. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Certificate, the terms of the Class I directors shall expire, and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire, and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire, and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as practicable, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Subject to the rights of the holders of any series of Preferred Stock and except as otherwise required by law or this Certificate, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board of Directors, may be filled by a majority of the directors then in office, although less than a quorum, by the sole remaining director, or by the stockholders of the Corporation; provided, however, that from and after the Trigger Event (as defined below), any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board of Directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation. Except as otherwise provided by this Certificate, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

E. Except as otherwise required by law or this Certificate, and subject to the rights of the holders of any series of Preferred Stock, directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of such directors; provided, however, that, from and after the Trigger Event (as defined below) any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; SPECIAL MEETINGS OF STOCKHOLDERS

A. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders; provided, that prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by or on behalf of the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to the Corporation in accordance with the DGCL. For purposes of this Certificate of Incorporation, “Trigger Event” means the time that Sorrento Therapeutics, Inc. first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

B. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors constituting the Board of Directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships) or the Chief Executive Officer of the Corporation; provided, however, that at any time prior to the Trigger Event, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of Sorrento Therapeutics, Inc. Any such special meeting of stockholders shall be held at such date, time, and place, within or without the State of Delaware, as may be specified by such order. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

LIMITATION OF LIABILITY

Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

CORPORATE OPPORTUNITIES AND COMPETITION

A.	In recognition and anticipation that (i) certain directors, officers, principals, partners, members, managers, employees, agents and/or other representatives of Sorrento Therapeutics, Inc. and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation and its Affiliates, and (ii) Sorrento Therapeutics, Inc. and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation and Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or indirectly, may engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation and its Affiliates with respect to certain classes or categories of business opportunities as they may involve Sorrento Therapeutics, Inc. and its Affiliates and any person or entity who, while a stockholder, director, officer or agent of the Corporation or any of its Affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Sorrento Therapeutics, Inc. and its Affiliates (each, an “Identified Person”), on the one hand, and the powers, rights, duties and liabilities of the Corporation and its Affiliates and its and their respective stockholders, directors, officers and agents in connection therewith, on the other.

B.	To the fullest extent permitted by law (including, without limitation, the DGCL), and notwithstanding any other duty (contractual, fiduciary or otherwise, whether at law or in equity), each Identified Person (i) shall have the right to, and shall have no duty (contractual, fiduciary or otherwise, whether at law or in equity) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or deemed to be competing with the Corporation or any of its Affiliates, on its own account, or in partnership with, or as a direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate (including any portfolio company), member, financing source, investor, director or indirect manager, general or limited partner or assignee of any other person or entity with no obligation to offer to the Corporation or its subsidiaries or other Affiliates the right to participate therein and (ii) shall have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as the Corporation or its Affiliates or directly or indirectly competes with the Corporation or any of its Affiliates. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Corporation nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and the Corporation hereby waives and renounces any interest or expectancy therein, except with respect to opportunities offered solely and expressly to officers of the Corporation in their capacity as such.

C.	Solely for purposes of this Article VIII, (i) “Affiliate” shall mean (a) with respect to Sorrento Therapeutics, Inc., any person or entity that, directly or indirectly, is controlled by Sorrento Therapeutics, Inc., controls Sorrento Therapeutics, Inc., or is under common control with Sorrento Therapeutics, Inc., but excluding (1) the Corporation, and (2) any entity that is controlled by the Corporation (including its direct and indirect subsidiaries), and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

EXCLUSIVE FORUM

A.	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation arising pursuant to any provision of the DGCL or of this Certificate or the Bylaws (as either may be amended and/or restated from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws (each as may be amended from time to time, including any right, obligation or remedy thereunder), (v) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. This Article IX.A. shall not apply to claims arising under the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B.	Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

C.	Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article IX.

SECTION 203 OF THE DGCL

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL until the occurrence of a Trigger Event; whereupon, the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation, become governed by Section 203 of the DGCL, except that the restrictions on business combinations of Section 203 of the DGCL will not apply to Sorrento Therapeutics, Inc. or its current or future Affiliates regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors beneficially owned by them.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

A.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate in its current form or as hereafter amended are granted subject to the rights reserved in this Article XI. Notwithstanding the foregoing, from and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any greater or additional vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate or any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Articles V (Board of Directors), VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), VII (Limitation of Liability), VIII (Corporate Opportunities and Competition), IX (Exclusive Forum), X (Section 203 of the DGCL) and this Article XI, and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

B.	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total authorized number of directors. From and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate or any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

* * *

Exhibit B

Form of Bylaws

AMENDED AND RESTATED BYLAWS

OF

SCILEX HOLDING COMPANY

(a Delaware corporation)

B-i

B-ii

AMENDED AND RESTATED BYLAWS
OF
SCILEX HOLDING COMPANY

Article I

OFFICES

Section 1. Registered Office. The registered office of Scilex Holding Company (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, have other offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board of Directors”) shall from time to time determine or the business of the Corporation may from time to time require.

Article II

STOCKHOLDERS

Section 1. Time and Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware, on such date and at such time as designated by (or in the manner determined by) the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place but may be held instead solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with Section 9 of this Article II shall be held each fiscal year on such date, and at such time and place, if any, within or outside the State of Delaware, or by means of remote communications, as the Board of Directors (or its designee) shall determine.

Section 3. Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock (as hereinafter defined), special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation as then in effect and may be held at such place either within or outside the State of Delaware, and at such time and date as provided in the Certificate of Incorporation. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

Section 4. Notice of Meetings.

(a) Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given in accordance with either Section 4(b) of this Article II or Article XV of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Notice of any meeting of stockholders shall be deemed given:

(1) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records;

(2) if delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation; or

(3) if electronically transmitted, as provided in Article XV of these Bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5. Quorum; Adjournment; Postponement.

(a) Except as otherwise provided by law, the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person, or by remote communication, if applicable, or represented by proxy; provided that, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

(b) Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairman of the meeting or by the affirmative vote of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, whether or not there is a quorum. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, as long as a quorum is present in person or by remote communication or represented by proxy, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

(c) Any previously scheduled annual or special meeting of the stockholders may be postponed or adjourned, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board of Directors; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors at the request of Sorrento Therapeutics, Inc. (as defined in the Certificate of Incorporation), the Board of Directors shall not postpone, reschedule or cancel such special meeting without the prior written consent of Sorrento Therapeutics, Inc. (as defined in the Certificate of Incorporation).

Section 6. Organization.

(a) Meetings of stockholders shall be presided over by such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman, or if none or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or represented by proxy at the meeting. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

(b) The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(c) The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman presiding over any meeting of stockholders shall have the right and authority to convene and (for any reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting and the safety of those in attendance. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted (if any) to questions or comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; (viii) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting; and (ix) compliance with any state and local laws and regulations concerning safety and security. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 6 and Section 9 of this Article II. The Chairman, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 6 and Section 9 of this Article II, and if the Chairman should so determine that any proposed nomination or business is not in compliance with such sections, the Chairman shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

Section 7. Voting; Proxies; Required Vote.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Unless the Certificate of Incorporation provides otherwise, each stockholder shall have one (1) vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

(b) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period). The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission, which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

(c) At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast by the stockholders entitled to vote at the election shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

Section 8. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required pursuant to Section 231 of the DGCL or other applicable law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof, and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, and shall if required pursuant to Section 231 of the DGCL or other applicable law, appoint one or more inspectors to act at the meeting. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

Section 9. Advance Notice Procedures for Stockholder Nominations of Directors and Other Business.

(a) Annual Meetings of Stockholders.

(1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors or proposal of other business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any committee thereof), or (C) otherwise properly brought before the meeting by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the notice procedures set forth in this Section 9 as to such business or nomination. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at an annual meeting of the stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 9, the stockholder must (A) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action, and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of stockholders held after January 1, 2022, the date of the preceding year’s annual meeting of the stockholders shall be deemed to be [_____], 2021); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(3) To be in proper form for purposes of this Section 9, a stockholder’s notice to the Secretary of the Corporation delivered pursuant to this Section 9 must set forth:

A. as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information with respect to such proposed nominee that would be required under Section 9(a)(3)(C) of this Article II if such proposed nominee were the nominating stockholder, (ii) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, including, without limitation, each proposed nominee’s name, age, principal occupation or employment (present and for the five year prior to such stockholder’s notice), (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (v) a description of any material pending or threatened legal proceedings in which any such stockholder and beneficial owner and each proposed nominee is a party or material participant involving the Corporation or any of its affiliates, officers or directors, (vi) a statement whether each proposed nominee is, or has been within the last three years from the date of the stockholder’s notice, an officer or director of a competitor of the Corporation, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, (vii) a statement whether each proposed nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the 10 years prior to the date of the stockholder’s notice, and (viii) a completed and signed questionnaire, representation and agreement required by Section 10 of this Article II; provided, that the Corporation may require any proposed nominee to furnish such other information as it reasonably may require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, including, without limitation, for purposes of serving on one or more committees of the Board;

B. if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and any material interest in such business of such stockholder, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iv) a reasonably detailed description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

C. as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and beneficial owner, except that such stockholder and beneficial owner shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such stockholder and beneficial owner has a right to acquire beneficial ownership at any time in the future, (b) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(4) A stockholder providing notice of any nomination proposed to be made, or business proposed to be brought, in each case before an annual meeting, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for determining stockholders entitled to the notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(5) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 9 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of the Corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the special meeting, (B) is entitled to vote at the meeting and upon such election, and (C) complies with the notice procedures set forth in this Section 9 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if a stockholder’s notice containing all of the information required by paragraphs (a)(3) and (4) hereof as if the special meeting were an annual meeting with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of: (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 9), whereby any failure to comply with the representation in clause (a)(3)(C)(v) will cause the nomination or other business to be disregarded; and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 9 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 9 of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, related party and trading policies and guidelines of the Corporation.

Section 11. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 12.List of Stockholders Entitled to Vote(a) . The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

Article III
BOARD OF DIRECTORS

Section 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 2. Number, Term and Qualification; Remuneration.

(a) Subject to the Certificate of Incorporation, the number of directors shall be fixed in the manner provided in the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law.

(b) The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for committee service.

Section 3. Quorum and Manner of Voting. Except as otherwise required by law, the Certificate of Incorporation, or in these Bylaws, a majority of the total number of authorized directors constituting the Board of Directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships (the “Whole Board”) shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. To the extent permitted by law, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 4. Places of Meetings; Conference Telephone Meetings. Meetings of the Board of Directors may be held at any place within or outside the State of Delaware, as may be fixed from time to time by resolution of the Board of Directors, or as may be specified in the notice of meeting. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer or a majority of the directors then in office.

Section 7. Notice of Meetings.

(a) Notice of the time and place of special meetings of the Board of Directors shall be: (1) delivered personally by hand, by courier or by telephone; (2) sent by United States first-class mail, postage prepaid; (3) sent by facsimile; or (4) sent by electronic mail, electronic transmission or other similar means, directed to each director at that director’s address, telephone number, facsimile number or electronic mail or other electronic address, as the case may be, as shown on the Corporation’s records.

(b) If the notice is (1) delivered personally by hand, by courier or by telephone, (2) sent by facsimile or (3) sent by electronic mail or electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office). Notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

Section 8. Chairman of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article III, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

Section 9. Organization. At all meetings of the Board of Directors, the Chairman, or, if none or in the Chairman’s absence or inability to act, the Chief Executive Officer, or, in the Chief Executive Officer’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or, if none or in such Vice-President’s absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

Section 10. Resignation. Any director may resign at any time upon written notice (including by electronic transmission) to the Chairman or the Corporation’s Chief Executive Officer, and such resignation shall take effect upon receipt thereof by the Chairman or Chief Executive Officer, unless otherwise specified in the resignation.

Section 11. Vacancies. Vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 12. Removal of Director. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission). After an action is taken, such writing or writings (or electronic transmission or transmissions) shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Article IV

COMMITTEES

Section 1. Appointment. From time to time, the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have such duties and powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board of Directors may at any time for any reason remove any individual committee member, and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Any director may belong to any number of committees of the Board of Directors. Subject to the Certificate of Incorporation, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

Section 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission). After such action is taken, such writing or writings shall be filed with the minutes of proceedings of the committee.

Section 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

Section 5. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected, in the performance of such person’s duties, in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article V

OFFICERS

Section 1. Generally. The officers of the Corporation shall consist of, if and when designated by the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, one or more Vice-Presidents, a Treasurer and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Officers shall be elected by the Board of Directors, which shall consider such appointment at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any two or more offices may be held by the same person. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

Section 2. Resignation; Removal. Any officer may resign at any time upon written notice (including by electronic transmission) to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall take effect upon receipt thereof by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall have such duties as are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

Section 4. President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business. Unless another officer has been appointed Chief Executive Officer of the Corporation or otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board and the Chief Executive Officer.

Section 5. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

Section 6. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 7. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation.

Section 8. Secretary. The Secretary shall issue all authorized notices for, and shall maintain minutes of, all meetings of the stockholders and the Board of Directors and any committee thereof. The Secretary shall have charge of the corporate books. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 9. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by (or in the manner determined) the Board of Directors (or its committees).

Article VI

BOOKS AND RECORDS

Section 1. Location. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept by or in the manner set forth in Section 224 of the DGCL.

Article VII

STOCK

Section 1. Stock; Signatures. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by such holder in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by any two authorized officers, including the Chairman, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 2. Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made on the books administered by or on behalf of the Corporation after receipt of a request with proper evidence of succession, assignation or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers, subject to applicable law.

Section 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in accordance with Section 155 of the DGCL.

Section 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Article VIII

DIVIDENDS

Subject to applicable law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation. Subject to applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any dividends shall be declared and paid to stockholders.

Article IX

CORPORATE SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Article X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Article XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing or by electronic transmission, whether before or after the time stated therein, to waive such notice requirement. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

Section 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such primary financial officer (or designee thereof) may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer or other person so designated by the Treasurer.

Section 2. Contracts. The Board of Directors (or its designee) may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or other interests by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders or equity holders of any entity in which the Corporation may hold stock or other interests, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or interests at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

Article XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, as it presently exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any natural person (a) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at any time during which these Bylaws are in effect (a “Covered Person”), whether or not such Covered Person continues to serve in such capacity at the time any indemnification is sought or at the time of any proceeding (as defined below) relating thereto exists or is brought, and (b) who is or was a party to, is threatened to be made a party to, or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”) based on such Covered Person’s action(s) in his or her official capacity as a director or officer of the Corporation or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at the request of the Corporation), against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement consented to in writing by the Corporation) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding. Such indemnification shall continue to a Covered Person who has ceased to be a director or officer, of the Corporation or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at the request of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Except as provided in this Section 1, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Notification of Claim. To obtain indemnification under Section 1 of this Article XIII, a claimant shall submit to the Corporation a written request, including any such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by the DGCL, with respect to the claimant’s entitlement to indemnification shall be made in accordance with Section 145(d) of the DGCL. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ninety (90) days after such determination.

Section 3. Right of Covered Person to Bring Suit. If a claim for indemnification under Section 1 of this Article XIII is not paid in full within ninety (90) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, to the extent successful, shall be entitled to be paid the reasonable costs, fees and expenses of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Non-Exclusivity of Rights. The right to indemnification conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights that such Covered Person may have or acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. Notwithstanding the foregoing, the Corporation’s obligation to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be excess and secondary to any obligations of such other entity, and shall in all cases be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

Section 5. Nature of Rights. The rights conferred upon indemnitees in this Article XIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of the provisions of this Article XIII that in any way diminishes any right of an indemnitee or his or her successors to indemnification or advancement (or related rights) shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged acts or omissions occurring prior to such repeal or modification.

Section 6. Right to Advancement of Expenses. The Corporation, in its sole discretion, may advance any costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding prior to the final disposition of such proceeding; provided, however, to the extent required by law, the payment of such costs, fees or expenses incurred by a Covered Person shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.

Section 7. Savings Clause. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8. Indemnification of Other Persons. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors. In addition, the Corporation may enter into agreements with any person or entity for the purpose of providing for indemnification or advancement, in any manner or extent consistent with Delaware law.

Section 9. Indemnification Agreements; Insurance. The Corporation shall have the discretionary power to enter into indemnification agreements with any Covered Person or agent of the Corporation that confer broader or other rights, including without limitation advancement of expenses, to the extent allowed by Delaware law. The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of these Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

Section 10. Definitions. For purposes of this Article XIII:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

Section 11. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Article XIV

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal these Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. From and after the occurrence of the Trigger Event (as defined in the Certificate of Incorporation), notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required by the Certificate of Incorporation (including any vote of the holders of any particular class or classes or series of stock required by law or by the Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.

Article XV

NOTICE BY ELECTRONIC TRANSMISSION

Section 1. Notice of Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the stockholder when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited.

A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Exhibit C

Form of Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ___________, 2022, is made and entered into by and among, (i) Scilex Holding Company, a Delaware corporation formerly known as Vickers Vantage Corp. I (the “Company”), (ii) the equityholders designated as Sponsor Equityholders on Schedule A hereto (collectively, the “Sponsor Equityholders”); and (iii) Sorrento Therapeutics, Inc. (the “Legacy Scilex Equityholder” and, together with the Sponsor Equityholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each individually a “Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Sponsor Equityholders are parties to that certain Registration Rights Agreement, dated as of January 6, 2021 (the “Prior Agreement”);

WHEREAS, the Company, Vantage Merger Sub Inc., a Delaware corporation (“Merger Sub”), and [●]1, an entity formerly known as Scilex Holding Company, a Delaware corporation (“Legacy Scilex”), are party to that certain Agreement and Plan of Merger, dated as of March 17, 2022 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which, on the date hereof, Merger Sub merged (the “Merger”) with and into Legacy Scilex, with Legacy Scilex surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, the Legacy Scilex Equityholder is receiving shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) on or about the date hereof, pursuant to the Merger Agreement (the “Merger Shares”);

WHEREAS, in connection with the consummation of the Merger, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement;

WHEREAS, pursuant to Section 6.7 of the Prior Agreement, no amendment, modification or termination of the Prior Agreement shall be binding upon any party unless executed in writing by such party; and

WHEREAS, all of the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, effective as of the Closing.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

[1]	Note to Draft: Current entity named Scilex Holding Company will be renamed prior to closing and name will be filled in prior to closing/before this agreement is executed.

DEFINITIONS

Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean any transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Founder Shares” shall mean the 3,450,000 ordinary shares of the Company issued to its initial shareholders prior to the Company’s initial public offering.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period under this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Private Placement Warrants” shall mean the 6,840,000 Private Placement Warrants issued by the Company that were privately purchased simultaneously with the consummation of the Company’s initial public offering.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Merger Shares (b) the Founder Shares and the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (c) the Private Placement Warrants and the Common Stock issued or issuable upon the exercise of the Private Placement Warrants, (d) the Working Capital Warrants and any shares of Common Stock issued or issuable upon the exercise of the Working Capital Warrants and (e) any outstanding share of the Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, and (f) any other equity security of the Company issued or issuable with respect to any such share of the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred (other than to a Permitted Transferee), new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

printing, messenger, telephone and delivery expenses;

reasonable fees and disbursements of counsel for the Company;

reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders (not to exceed $50,000 without the prior written consent of the Company).

“Registration Statement” shall mean any registration statement filed by the Company with the Commission that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any subsequent Shelf Registration.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall mean Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd.

“Transfer” shall mean the (a) the sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Working Capital Warrants” shall mean any warrants issued in payment for working capital loans from the Sponsor to the Company.

REGISTRATIONS

Shelf Registration.

Filing. The Company shall as soon as reasonably practicable, but in any event within forty-five (45) days after the Closing Date, use commercially reasonable efforts to file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) covering, subject to Section 3.4, the public resale of all of the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to cause such Form S-1 Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 90th calendar day (or as soon as reasonably practicable if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Form S-1 Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Following the filing of a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as reasonably practicable after the Company is eligible to use Form S-3. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.1, the Company shall notify the Holders of the effectiveness of such Registration Statement. The Company’s obligation under this Section 2.1.1 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. The Company’s obligation under this Section 2.1.2 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, the Legacy Scilex Equityholder or a majority-in-interest of the Sponsor Equityholders (any of the Legacy Scilex Equityholder or the Sponsor Equityholders being, in such case, a “Demanding Holder”) may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder(s), either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.3.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Legacy Scilex Equityholder, on the one hand, and the Sponsor Equityholders, on the other hand, may each demand not more than two (2) Underwritten Offerings pursuant to this Section 2.1.3 in any 12-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

Withdrawal. Prior to the pricing of an Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating such Underwritten Offering shall have the right to withdraw from a Registration pursuant to such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that any Legacy Scilex Equityholder or Sponsor Equityholder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the Legacy Scilex Equityholder and the Sponsor Equityholders. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.3, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Offering or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if a Legacy Scilex Equityholder or a Sponsor Equityholder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Legacy Scilex Equityholder or the Sponsor Equityholders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.5.

Piggyback Registration.

Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (v) for a dividend reinvestment plan, or (vi) for a Block Trade, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of stockholders of the Company other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

If the Registration or a registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or a registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested to be included in such Registration or such registered offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of stockholders of the Company other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities;

If the Registration or a registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or a registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested to be included in such Registration or such registered offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.4.

Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.5) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon the Underwritten Shelf Takedown in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

Unlimited Piggyback Registration Rights. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Underwritten Shelf Takedown effected under Section 2.1 hereof.

Block Trades.

Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in a Block Trade, (x) with a total offering price reasonably expected to exceed $75 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.3.2.

Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

The Legacy Scilex Equityholder, on the one hand, and the Sponsor Equityholders, on the other hand, may each demand no more than one (1) Block Trade pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.3 hereof.

Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than ninety (90) consecutive days; or more than one hundred and twenty (120) total calendar days, in each case, during any 12-month period.

COMPANY PROCEDURES

General Procedures. If the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

prepare and file with the Commission within the time frame required by Section 2.1.1 (to the extent applicable) a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective, until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

at least five days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) and provided further, the Company shall provide each Holder and their legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall consider in good faith any comments provided by such Holder or their legal counsel;

prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

use its commercially reasonable efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated;

provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

[reserved]

notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

in the event of an Underwritten Offering, a Block Trade, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriters to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration in customary form and covering such matters of the type customarily covered by “comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agents, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registrable Securities being sold, all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information (as defined in Section 5.1.2), the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Suspension of Sales; Adverse Disclosure.

Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) consecutive days; or more than one hundred and twenty (120) total calendar days, in each case, during any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall as promptly as reasonably practicable notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule then in effect), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

LOCK-UP

Lock-up.

Except as permitted by Section 4.2, the Legacy Scilex Equityholder and each Sponsor Equityholder (each, a “Lock-up Party”) shall not Transfer any shares of Common Stock or any security convertible into or exercisable or exchanged for Common Stock beneficially owned or owned of record by such Holder (the “Lock-up”) until the date that is the earlier of (i) one hundred eighty (180) days from the date hereof or (ii) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”).

Exceptions. The provisions of Section 4.1 shall not apply to:

transactions relating to shares of Common Stock or warrants acquired in open market transactions;

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution;

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trust, family limited partnership or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin and Transfers to any such family member;

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or the laws of descent and distributions upon the death of a Holder (it being understood and agreed that the appointment of one or more executors, administrators or personal representatives of the estate of a Holder shall not be deemed a Transfer hereunder to the extent that such executors, administrators and/or personal representatives comply with the terms of this Article IV on behalf of such estate);

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as part of a dividend, distribution, transfer or other disposition of shares of Common Stock to partners, limited liability company members, direct or indirect stockholders or other equity holders of a Holder, including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership, fund or investment vehicle, or any other partnerships, funds or investment vehicles controlled or managed by such partnership;

if the Holder is a trust, Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company’s or the Holder’s officers, directors, members, consultants or their affiliates;

pledges of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other transaction or series of related transactions involving a Change in Control of the Company, provided that in the event that such tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other such transaction is not completed, the securities subject to this Agreement shall remain subject to this Agreement;

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the liquidation or dissolution of the Company by virtue of the laws of the state of the Company’s organization and the Company’s organizational documents;

the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period; and

Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to satisfy any U.S. federal, state, or local income tax obligations of the Lock-up Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4.2.2 THROUGH 4.2.8 AND 4.2.13, EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

Null and Void. If any Transfer of shares of Common Stock prior to the end of the Lock-up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Common Stock as one of its equityholders for any purpose.

Legend. During the Lock-up Period, each certificate evidencing any Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF [•], 2022 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.”

Promptly upon the expiration of the Lock-up Period, the Company shall use commercially reasonable efforts to cause the removal of such legend and, if determined appropriate by the Company, any restrictive legend related to compliance with the federal securities laws from the certificates evidencing the Common Stock.

INDEMNIFICATION AND CONTRIBUTION

Indemnification.

The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation actual, reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation actual, reasonable and documented attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) the Holder Information; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by such indemnified party or indemnifying party; provided, however, that the liability of any Holder under this Section 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

MISCELLANEOUS

Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with this Section 6.1: if to the Company, to: Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303, Attn: Jaisim Shah, email: jshah@scilexpharma.com, with a copy to Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, CA 94304, Attn: Jeff Hartlin, Esq.; and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records.

Assignment; No Third Party Beneficiaries.

This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided that with respect to the Legacy Scilex Equityholder and the Sponsor Equityholders, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (x) the Legacy Scilex Equityholder shall be permitted to transfer its rights hereunder as a Legacy Scilex Equityholder to one or more affiliates or any direct or indirect partners, members or equity holders of the Legacy Scilex Equityholder (it being understood that no such transfer shall reduce any rights of the Legacy Scilex Equityholder or such transferees), and (y) the Sponsor Equityholders shall be permitted to transfer their rights hereunder as the Sponsor Equityholders to one or more of their respective affiliates or any direct or indirect partners, members or equity holders of the Sponsor Equityholders (it being understood that no such transfer shall reduce any rights of the Sponsor Equityholders or such transferees).

This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 6.4.

Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Other Registration Rights. Other than as provided in the warrant agreement dated as of January 6, 2021 between the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. This Agreement supersedes, and amends and restates in its entirety, the Prior Agreement.

Term. This Agreement shall terminate upon the earlier of (i) the tenth (10th) anniversary of the date of this Agreement, (ii) the date as of which all of the Registrable Securities have been sold or disposed of or (iii) with respect to any particular Holder, on the date such Holder no longer holds Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

SCILEX HOLDING COMPANY

By:
Name:	Jaisim Shah
Title:	Chief Executive Officer

SPONSOR EQUITYHOLDERS:

VICKERS VENTURE FUND VI (PLAN) PTE LTD

By:
Name:	Dr. Finian Tan
Title:	Managing Member

VICKERS VENTURE FUND VI PTE LTD

By:
Name:	Dr. Finian Tan
Title:	Managing Member

Pei Wei Woo

Suneel Kaji

Steve Myint

LEGACY SCILEX EQUITYHOLDER:

SORRENTO THERAPEUTICS, INC.

By:
Name:	Henry Ji, Ph.D.
Title:	President, Chief Executive Officer and Chairman of the Board

[Signature Page to Registration Rights Agreement]

SCHEDULE A – SPONSOR EQUITYHOLDERS

Name and Address of Equityholder

Vickers Venture Fund VI (Plan) Pte Ltd.
c/o Vickers Vantage Corp. I
1 Harbourfront Avenue, #16-06
Keppel Bay Tower
Singapore 098632, Singapore

Vickers Venture Fund VI Pte Ltd.
c/o Vickers Vantage Corp. I
1 Harbourfront Avenue, #16-06
Keppel Bay Tower
Singapore 098632, Singapore

Pei Wei Woo
c/o Vickers Vantage Corp. I
1 Harbourfront Avenue, #16-06
Keppel Bay Tower
Singapore 098632, Singapore

Suneel Kaji
c/o Vickers Vantage Corp. I
1 Harbourfront Avenue, #16-06
Keppel Bay Tower
Singapore 098632, Singapore

Steve Myint
c/o Vickers Vantage Corp. I
1 Harbourfront Avenue, #16-06
Keppel Bay Tower
Singapore 098632, Singapore

SCHEDULE B – LEGACY SCILEX EQUITYHOLDER

Name and Address of Equityholder

Sorrento Therapeutics, Inc.
4955 Directors Place
San Diego, CA 92121

Exhibit D

Form of ESPP

Scilex Holding Company

2022 Employee Stock Purchase Plan
Adopted by the Board of Directors: [_____], 2022
Approved by the Stockholders: [_____], 2022
Effective Date: [_____], 2022

General; Purpose.

The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

Administration.

The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, or (C) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

To suspend or terminate the Plan at any time as provided in Section 12.

To amend the Plan at any time as provided in Section 12.

Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Corporation, do not have to comply with the requirements of Section 423 of the Code.

The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Shares of Common Stock Subject to the Plan.

Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed [___] shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) [___] shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

Grant of Purchase Rights; Offering.

The Board may, from time to time, grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

Eligibility.

Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by Applicable Law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

Purchase Rights; Purchase Price.

On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

In connection with each Offering made under the Plan, each Eligible Employee may purchase up to [___] shares of Common Stock (or such lesser number of shares determined by the Board prior to the commencement of the Offering) and the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

Participation; Withdrawal; Termination.

An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

Exercise of Purchase Rights.

On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

Designation of Beneficiary.

The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Adjustments Upon Changes in Common Stock; Corporate Transactions.

In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then (A) the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase, or (B) the Board, in its discretion, may terminate any outstanding Offerings, cancel the outstanding Purchase Rights and refund the Participants’ accumulated Contributions.

Amendment, Termination or Suspension of the Plan.

The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

Tax Qualification; Tax Withholding.

Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

Effective Date of Plan.

The Plan will become effective upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

Miscellaneous Provisions.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

“Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Applicable Law” means the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).

“Board” means the board of directors of the Company.

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

“Common Stock” means the common stock of the Company.

“Company” means Scilex Holding Company, a Delaware corporation.

“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions. In no event may payroll deductions exceed 15% of the Participant’s base wages.

“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

a sale or other disposition of more than 50% of the outstanding securities of the Company;

a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

“Designated 423 Corporation” means any Related Corporation selected by the Board to participate in the 423 Component.

“Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

“Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board to participate in the Non-423 Component.

“Director” means a member of the Board.

“Effective Date” means the date as of which the Plan is adopted by the Board and approved by the stockholders of the Company in accordance with Section 14.

“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation, or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

“Offering Date” means a date selected by the Board for an Offering to commence.

“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

“Participant” means an Eligible Employee who holds an outstanding Purchase Right.

“Plan” means this Scilex Holding Company 2022 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Exhibit E

Form of Parent Incentive Plan

Scilex Holding Company
2022 Equity Incentive Plan

Adopted by the Board of Directors: [____], 2022
Approved by the Stockholders: [____], 2022

Effective Date: [____], 2022

General.

Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

Shares Subject to the Plan.

Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed [______] shares plus a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) [____] shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year.

Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [____] shares, which such amount shall be increased commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) [____] shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year.

Share Reserve Operation.

Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award. For the avoidance of doubt, with respect to a SAR, only shares of Common Stock which are issued upon settlement of the SAR shall count towards reducing the number of shares available for issuance under the Plan.

Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

Eligibility and Limitations.

Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

Specific Award Limitations.

Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

by cash or check, bank draft or money order payable to the Company;

pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S.  Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

12 months following the date of such termination if such termination is due to the Participant’s Disability;

18 months following the date of such termination if such termination is due to the Participant’s death; or

18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

Awards Other Than Options and Stock Appreciation Rights.

Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

Form of Award.

RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

Consideration.

RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

Adjustments Upon Changes in Common Stock; Other Corporate Events.

Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Administration.

Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

To settle all controversies regarding the Plan and Awards granted under it.

To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

To submit any amendment to the Plan for stockholder approval.

To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

Delegation to Committee.

General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

Tax Withholding

Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S.  Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.

No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S.  Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S.  Internal Revenue Service.

Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

Miscellaneous.

Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

Covenants of the Company.

Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

Additional Rules for Awards Subject to Section 409A.

Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provide that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

“Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

“Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Applicable Law” means shall mean the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange or the Financial Industry Regulatory Authority).

“Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

“Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Business Conduct and Ethics or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer or his or her designee with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

“Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

“Code” means the U.S.  Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

“Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Scilex Holding Company, a Delaware corporation, and any successor corporation thereto.

“Compensation Committee” means the Compensation Committee of the Board.

“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S.  Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

a sale or other disposition of at least 50% of the outstanding securities of the Company;

a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

“Director” means a member of the Board.

“determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

“Effective Date” means the later of (i) the date on which the Plan is approved by the stockholders of the Company in accordance with Section 13, and (ii) the day that is one day prior to the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among the Company and the other parties thereto.

“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

“Employer” means the Company or the Affiliate that employs the Participant.

“Entity” means a corporation, partnership, limited liability company or other entity.

“Exchange Act” means the U.S.  Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

“Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable; (ii) if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; or (iii) in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

“Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

 “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

“Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

“Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder)) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

“Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

“Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

“Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

“Plan” means this Scilex Holding Company 2022 Equity Incentive Plan, as amended from time to time.

“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

“Prior Plan” means the Company’s 2019 Equity Incentive Plan, as amended.

“Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).

“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

“Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

“RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

“RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

“Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

“Securities Act” means the U.S.  Securities Act of 1933, as amended.

“Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

“SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

“Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

“Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

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